Exhibit 10.43

AGREEMENT AND PLAN OF MERGER

AMONG

NETWORK EQUIPMENT TECHNOLOGIES, INC.,

SIBLEY ACQUISITION CORP.,

QUINTUM  LLC,

QUINTUM TECHNOLOGIES, INC.

AND

CHENG T. CHEN, AS REPRESENTATIVE

OCTOBER 22, 2007

____________________________________________________________________________

TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS

ARTICLE II THE MERGER

2.1

The Closing.

2.2

First Merger.

2.3

Escrow.

2.4

Second Merger.

2.5

Surrender of Certificates.

2.6

Holdover Option Payout

2.7

Dissenting Shares

2.8

Tax Withholding

2.9

Termination of Exchange Fund; No Liability

2.10

Further Assurances

2.11

Tax Consequences

2.12

Option Issuance

2.13

Limitation on Stock Issuance

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1

Organization and Good Standing

3.2

Subsidiaries

3.3

Power, Authorization and Validity.

3.4

Capitalization of the Company and its Subsidiaries.

3.5

No Conflict.

3.6

Litigation.

3.7

Taxes.

3.8

Company Financial Statements.

3.9

Title to Properties.

3.10

Absence of Certain Changes.

3.11

Contracts, Agreements, Arrangements, Commitments and Undertakings

3.12

No Default; No Restrictions.

3.13

Intellectual Property.

3.14

Compliance with Laws.

3.15

Certain Transactions and Agreements

3.16

Employees, ERISA and Other Compliance.

3.17

Corporate Documents

3.18

Merger Expenses

3.19

Books and Records.

3.20

Insurance.

3.21

Environmental Matters.

3.22

No Existing Discussions

3.23

Customers and Suppliers.

3.24

Products Liability and Warranty Liability

3.25

Accounts Receivable

3.26

Disclosure

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT

4.1

Organization and Good Standing.

4.2

Power, Authorization and Validity.

4.3

No Conflict

4.4

Interim Operations of Interim Sub and Quintum Sub

4.5

Stockholders Consent

4.6

Valid Issuance of Parent Common Stock.

4.7

SEC Filing; Financial Statements.

4.8

Disclosure

4.9

Sufficient Funds

4.10

Compliance with Laws; Taxes; Litigation

ARTICLE V COMPANY COVENANTS

5.1

Advice of Changes

5.2

Maintenance of Business.

5.3

Conduct of Business

5.4

Regulatory Approvals.

5.5

Approval of Company Stockholders.

5.6

Novations, Terminations, Amendments, Consents, Authorizations and Notices.

5.7

Litigation.

5.8

No Other Negotiations.

5.9

Access to Information.

5.10

Satisfaction of Conditions Precedent.

5.11

Notices to Company Stockholders and Employees.

5.12

Certain Closing Certificates and Documents.

5.13

Amendment to Restated Certificate

ARTICLE VI PARENT COVENANTS

6.1

Advice of Changes.

6.2

Regulatory Approvals.

6.3

Satisfaction of Conditions Precedent.

6.4

New York Stock Exchange Listing.

6.5

Registration of Parent Common Stock.

6.6

Parent Obligations.

6.7

Obligations of the Holders.

6.8

Tax Free Treatment

6.9

Indemnification of Directors and Officers

6.10

Employees and Contractors.

6.11

Access to Information

ARTICLE VII CONDITIONS TO CLOSING OF MERGER

7.1

Conditions to Each Party’s Obligation to Effect the Merger.

7.2

Additional Conditions to Obligations of Parent, Interim Sub and Quintum Sub.

7.3

Additional Conditions to Obligations of the Company.

ARTICLE VIII TERMINATION OF AGREEMENT

8.1

Termination by Mutual Consent.

8.2

Unilateral Termination.

8.3

Effect of Termination.

ARTICLE IX SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION  AND REMEDIES; CONTINUING COVENANTS

9.1

Survival.

9.2

Agreement to Indemnify.

9.3

Limitations.

9.4

Notice of Claim.

9.5

Defense of Third-Party Claims.

9.6

Contents of Notice of Claim.

9.7

Resolution of Notice of Claim.

9.8

Release of Remaining Escrow.

9.9

Tax Consequences of Indemnification Payments

9.10

Appointment of Representatives.

ARTICLE X MISCELLANEOUS

10.1

Governing Law

10.2

Assignment; Binding Upon Successors and Assigns

10.3

Severability

10.4

Counterparts

10.5

Other Remedies

10.6

Amendments and Waivers

10.7

Expenses

10.8

Attorneys’ Fees

10.9

Notices

10.10

Interpretation; Rules of Construction

10.11

Third Party Beneficiary Rights

10.12

Public Announcement

10.13

Entire Agreement

10.14

Waiver of Jury Trial

LIST OF EXHIBITS

Exhibit A-1	List of Company Stockholders executing the Voting Agreement
Exhibit A-2	Form of Voting Agreement
Exhibit B-1	List of employees executing the Employment and Noncompetition Agreement
Exhibit B-2	Form of Employment and Noncompetition Agreement
Exhibit C	Escrow Agreement
Exhibit D	Form of Stockholder Agreement
Exhibit E	Certificate of Amendment
Exhibit F	Subject Matter of Opinion of Counsel to the Company
Exhibit G	Form of Letter of Transmittal
Exhibit H	List of Company Stockholders executing the Stockholder Agreement

LIST OF SCHEDULES

Schedule 3	Company Disclosure Schedule
Schedule 7.2(g)	Contract Novations, Terminations, Amendments, Consents and Notices

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of October 22, 2007 (the “Agreement Date”) by and among Network Equipment Technologies, Inc., a Delaware corporation (“Parent “), Sibley Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Interim Sub”), Quintum LLC, a Delaware limited liability company  and a wholly owned subsidiary of Parent (“Quintum Sub”), Quintum Technologies, Inc., a Delaware corporation (the “Company”), and Cheng T. Chen, as Representative, solely with respect to Article IX hereof and such other provisions hereof which specifically refer to such Representative (the “Representative”).

RECITALS

A.

The parties intend that, subject to the terms and conditions of this Agreement, (1) first, Interim Sub shall merge with and into the Company in a statutory reverse triangular merger (the “First Merger”), with the Company to be the surviving entity of the First Merger, and (2) as soon as practicable following the effectiveness of the First Merger and as part of an integrated plan with the First Merger, the Company shall merge with and into Quintum Sub in a statutory forward merger (the “Second Merger” and collectively with the First Merger the “Merger”) with Quintum Sub as the surviving entity of the Second Merger (the ”Surviving Entity”), all on the terms and subject to the conditions of this Agreement and pursuant to the applicable provisions of the Delaware Law.

B.

For United States income tax purposes, it is intended that the First Merger and the Second Merger collectively qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

C.

The Boards of Directors of Parent, Interim Sub, and the Company, and the Manager of Quintum Sub have determined that the Merger is in the best interests of their respective stockholders and members and have approved and declared advisable this Agreement and the Merger.

D.

Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, each Company Stockholder listed on Exhibit A-1 is executing and delivering to Parent a Voting Agreement in substantially the form attached hereto as Exhibit A-2 (a “Voting Agreement”).

E.

In order to induce Parent to enter into this Agreement, concurrently with the execution and delivery of this Agreement, each of the individuals identified on Exhibit B-1 will execute and deliver to the Company and Parent an Employment and Noncompetition Agreement in substantially the form of Exhibit B-2 hereto (the “Employment and Noncompetition Agreements”), each of which shall become effective upon the Closing.

F.

Parent, Interim Sub, Quintum Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below.  Unless indicated otherwise, all mathematical calculations contemplated hereby shall be made to the fifth decimal place.

“Action” means an action, suit, arbitration, mediation, proceeding, claim or investigation.

“Affiliate” has the meaning set forth in Rule 144 promulgated under the Securities Act.

“Alternative Transaction” means:  (A) any acquisition or purchase of Company Capital Stock from the Company by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) representing more than a 15% voting interest in any class or series of Company Capital Stock or any tender offer or exchange offer or privately negotiated share transfer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning Company Capital Stock representing 15% or more of the voting interest in any class or series of Company Capital Stock or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the Company Stockholders immediately preceding such transaction hold less than 100% of the equity interests in any class or series of capital stock of the surviving or resulting entity of such transaction; (B) any sale, lease, exchange, transfer, license, acquisition or disposition of a substantial portion of the assets of the Company; (C) any sale, lease, exchange, transfer, license or disposition to a third party of the Company Business; or (D) any initial public offering of capital stock or other securities of the Company pursuant to a registration statement filed under the Securities Act.

“Applicable Law” means, collectively, all foreign, federal, state, local or municipal laws, statutes, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees applicable to the assets, properties and business (and any regulations promulgated thereunder) of the applicable company or entity.

“Average Parent Stock Price” means the average closing price for one share of Parent Common Stock as quoted on the New York Stock Exchange during the ten (10) consecutive trading days ending on and including the fifth day prior to the Closing Date.

“Balance Sheet Date” means June 30, 2007.

“Business Day” means any day (A) other than Saturday or Sunday and (B) other than a day on which the United States federal government is closed for the observance of any holiday.

“Certificates of Merger” means each of the First Certificate of Merger and the Second Certificate of Merger.

“Closing” means the closing of the transactions necessary to consummate the Merger.

“Closing Date” means a time and date on which the Closing shall occur to be specified by the parties, which shall be no later than the second Business Day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time and date as the parties hereto agree in writing.

“Closing Date Balance Sheet” means the unaudited consolidated balance sheet of the Company as of immediately prior to the First Effective Time that has been prepared in accordance with GAAP on a basis consistent with prior periods.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Ancillary Agreements” means, collectively, each certificate to be delivered on behalf of the Company by an officer or officers of the Company at the Closing pursuant to Article VII and each agreement or document (other than this Agreement) that the Company is to enter into as a party thereto pursuant to this Agreement.

“Company Balance Sheet” means the Company’s unaudited consolidated balance sheet as of the Balance Sheet Date included in the Company Financial Statements.

“Company Business” means the business of the Company and its Subsidiaries as presently conducted.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock, taken together.

“Company Common Stock” means the Common Stock of the Company, par value $0.01 per share.

“Company Disclosure Schedule” means the disclosure schedule attached hereto and dated as of the Agreement Date and delivered by the Company to Parent on the Agreement Date listing any exceptions to the representations and warranties of the Company herein (each of which exceptions, in order to be effective, shall clearly indicate the section to which it relates and each of which exceptions shall also be deemed to be a representation and warranty made by the Company under Article III hereof).

“Company Financial Statements” means (A) the Company’s audited consolidated balance sheets dated June 30, 2005 and June 30, 2006 and unaudited consolidated balance sheet dated June 30, 2007; (B) the Company Balance Sheet; (C) the Company’s audited consolidated statement of income and statement of cash flows for the years ended June 30, 2005 and June 30, 2006 and unaudited consolidated statement of income and statement of cash flows for the year ended June 30, 2007; and (D) the Company’s unaudited consolidated statement of income and statement of cash flows for the two months ended August 30, 2007, and (E) when delivered pursuant to Section 7.2(s), the Company’s audited consolidated balance sheet dated June 30, 2007 and audited consolidated statement of income and statement of cash flows for the year ended June 30, 2007.

“Company Material Contract” means any Contract required to be listed on the Company Disclosure Schedule pursuant to Section 3.11 or Section 3.13.

“Company Merger Expenses” means all out-of-pocket costs and expenses incurred by the Company in connection with the Merger and this Agreement and the transactions contemplated hereby (including any fees and expenses of legal counsel, financial advisors, investment bankers and accountants).

“Company Preferred Stock” means all Preferred Stock of the Company taken together, including the Series A Preferred Stock par value $0.01 per share, the Series B Preferred Stock, par value $0.01 per share, the Series C Preferred Stock, par value $0.01 per share, and the Series D Preferred Stock, par value $0.01 per share.

“Company Products” means the products and services that are currently sold or offered by the Company.

“Company Stockholders” means the holders of shares of Company Capital Stock.

“Contract” means any written or oral legally binding contract, agreement, instrument, arrangement, commitment, understanding or undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

“Delaware Law” means the Delaware General Corporation Law and the Delaware Limited Liability Company Act, as applicable.

“Dissenting Shares” means any shares of Company Capital Stock that are issued and outstanding immediately prior to the First Effective Time which were entitled to vote on the Merger as class or otherwise and in respect of which appraisal rights shall have been validly perfected in accordance with Delaware Law in connection with the Merger.

“Documentation” means, collectively, programmers’ notes or logs, source code annotations, user guides, manuals, instructions, software architecture designs, layouts, and any other designs, plans, drawings, documentation, materials, photographs, blueprints, memoranda and records that are primarily related to or otherwise necessary for the use and exploitation of any Company Products, whether in tangible or electronic form, whether owned by the Company or held by the Company under any licenses or sublicenses (or similar grants of rights).

“Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment, adverse claim, restriction or other encumbrance of any kind in respect of such asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). For purposes of clarification only, an inability to sell a security without registering such security for sale under the Securities Act or other federal securities laws shall not represent an Encumbrance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity which is a member of  (A) a “controlled group of corporations,” as defined in Section 414(b) of the Code; (B) a group of entities under “common control,” as defined in Section 414(c) of the Code; or (C) an “affiliated service group,” as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company.

“Escrow Agent” means Computershare Trust Company, N.A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Certificate of Merger” means the certificate of merger between the Company and Interim Sub to be filed with the Office of the Secretary of State of the State of Delaware at the time of Closing in such appropriate form as shall be required by Delaware Law and mutually agreed by Parent and the Company.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any court or tribunal, governmental or regulatory body, administrative agency, commission or other governmental authority.

“Intellectual Property” means, collectively, worldwide industrial and intellectual property rights, including Registered Intellectual Property, patent rights, trademarks, trade dress rights, trade names, service marks, copyrights, copyright registrations and applications therefore, mask work rights, and trade secrets, proprietary processes and technology, architectures, designs, specifications and technical drawings.

“Knowledge” means the knowledge of a particular fact, circumstance, event or other matter in question by the President and Chief Executive Officer, any Vice President or the Chief Technical Officer in the case of the Company and any Executive Officer (as defined in Section 16 of the Exchange Act) in the case of the Parent and shall include (i) any actual knowledge of the fact, circumstance or event or (ii) knowledge of such fact, circumstance or event would be obtained by reasonable inquiry under the circumstances.

“Liabilities” means debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any law, action or governmental order and those arising under any Contract.

“Material Adverse Change” and “Material Adverse Effect” when used in connection with an entity means any change, event, circumstance, condition or effect that is or is reasonably likely to be, individually or in the aggregate, materially adverse in relation to the condition (financial or otherwise), capitalization, properties, products, assets (including intangible assets), prospects, liabilities, business, operations or results of operations of such entity and its subsidiaries; provided, however, that the foregoing shall not include any change, event, circumstance, condition or effect (individually or in the aggregate with respect to such entity and its subsidiaries) primarily resulting from: (i) a general deterioration in the economy or in the economic conditions prevalent in the industry in which such entity and its subsidiaries operate but only to the extent that such general deterioration does not affect such entity and its subsidiaries in a materially adverse manner relative to other participants in the economy or such industry, respectively; (ii) any change in GAAP or Applicable Law, or the interpretation thereof; (iii) in the case of the Parent, any change in the trading price of the Parent Common Stock as quoted on the New York Stock Exchange, (iv) changes resulting from the announcement or pendency of the transactions provided for in this Agreement, or (v) any force majeure event, disruptions of suppliers, acts of terrorism, wars, acts of God and the like.

“Merger Sub Ancillary Agreements” means, collectively, each certificate to be delivered on behalf of Interim Sub or Quintum Sub by an officer or officers of Interim Sub or Quintum Sub at the Closing pursuant to Article VII and each Contract or document (other than this Agreement) that Interim Sub or Quintum Sub, as the case may be, is to enter into as a party thereto pursuant to this Agreement.

“Parent Ancillary Agreements” means, collectively, each certificate to be delivered on behalf of Parent by an officer of Parent at the Closing pursuant to Article VII and each Contract or document (other than this Agreement) that Parent is to enter into as a party thereto pursuant to this Agreement.

“Parent Common Stock” means the Common Stock, par value $0.01 per share, of Parent.

“Parent Disclosure Schedule” means the disclosure schedule attached hereto and dated as of the Agreement Date and delivered by the Parent to the Company on the Agreement Date listing any exceptions to the representations and warranties of the Parent herein (each of which exceptions, in order to be effective, shall clearly indicate the section to which it relates and each of which exceptions shall also be deemed to be a representation and warranty made by the Parent under Article IV hereof).

“Permitted Encumbrances” means (A) statutory liens for taxes that are not yet due and payable; (B) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (C) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Applicable Law; (D) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; and (E) any minor imperfection of title or similar liens, charges or Encumbrances which individually or in the aggregate with other such liens, charges and Encumbrances does not impair the value of the property subject to such lien, charge or Encumbrance or the use of such property in the conduct of the Company Business.

“Person” means any individual, corporation, company, limited liability company, partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization, entity or Governmental Authority.

“Pro Rata Share” means, with respect to any holder of Company Capital Stock, the percentage obtained by dividing (i) the aggregate amount of the Total Stockholder Consideration payable to such holder by (ii) the Total Stockholder Consideration payable to all holders.

“Publicly Available Software” shall mean each of (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., GNU General Public License, Apache Software License, Creative Commons license), or pursuant to similar licensing and distribution models; and (ii) any software that requires as a condition of use, modification, or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no or minimal charge.

“Registered Intellectual Property” shall mean United States, international and foreign: (i) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority thereto or serving as a basis for priority thereof; (ii) registered trademarks, service marks, applications to register trademarks, applications to register service marks, intent-to-use applications, or other registrations or applications related to the indicia of title to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv)  any other Intellectual Property the indicia of title to which is required to be the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority.

“Returns” means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

“SEC” means the Securities and Exchange Commission.

“Second Certificate of Merger” means the certificate of merger between the Company and Quintum Sub to be filed with the Office of the Secretary of State of the State of Delaware at the time of Closing in such appropriate form as shall be required by Delaware Law and mutually agreed by Parent and the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means any and all computer programs, including all related source code and object code, interfaces, program modules, routines, subroutines, program architecture, design concepts, system design, program structure, sequence and organization.

“Stockholder Spreadsheet” means the spreadsheet which (A) as attached as Schedule 3.4(c) of the Company Disclosure Schedule, shall set forth, as of the Agreement Date, the following factual information relating to holders of Company Capital Stock: (i) the names of all the Company Stockholders and (where available) their respective last known addresses and taxpayer identification numbers, and (ii) the number and kind of shares of Company Capital Stock held by such persons and the respective certificate numbers; and (B) as updated and delivered pursuant to Sections 5.12 and 7.2(i) below, shall be dated as of the Closing Date and shall set forth, as of the Closing Date and immediately prior to the First Effective Time, the following factual information relating to holders of Company Capital Stock:  (i) the names of all the Company Stockholders and (where available) their respective last known addresses and taxpayer identification numbers; (ii) the number and kind of shares of Company Capital Stock held by such persons and the respective certificate numbers; (iii) the Company’s calculation of the number of shares of Parent Common Stock to be issued to, and the amount of cash payable to, each Company Stockholder upon the consummation of the Merger; and (iv) the Pro Rata Share of each Company Stockholder with respect to the Escrow Amount and Patent Escrow Amount, in each case presented as of, or calculated as of, the Closing Date and immediately prior to the First Effective Time.

“Subsidiary” means a corporation or other business entity in which the Company owns, directly or indirectly, at least a 50% interest or that is otherwise, directly or indirectly, controlled by such entity.

“Tax” (and, with correlative meaning, “Taxes”) means (A) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign), (B) any liability for the payment of any amounts of the type described in clause (A) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, and (C) any liability for the payment of any amounts of the type described in clause (A) or (B) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify any other Person.

“Use” shall mean the making, having made, using, testing, translating, copying, distributing (directly or indirectly), transmitting, displaying, performing, adapting, modifying, selling, offering for sale, renting, leasing, assigning, licensing or preparing derivatives of Intellectual Property.

Other capitalized terms are defined elsewhere in this Agreement.

ARTICLE II
THE MERGER

2.1

The Closing.

Subject to termination of this Agreement as provided in Article VIII, the Closing shall take place at the offices of Heller Ehrman LLP, 275 Middlefield Road, Menlo Park, California, on the Closing Date.

2.2

First Merger.

(a)

First Effective Time.  At the Closing, the First Certificate of Merger shall be filed with the Secretary of State of the State of Delaware.  The First Merger shall become effective at the time of the filing of the First Certificate of Merger with the Office of the Secretary of State of the State of Delaware or such later time as may be mutually agreed by Parent and the Company and set forth in such First Certificate of Merger (the “First Effective Time”).

(i)

Conversion of Interim Sub Common Stock.  At the First Effective Time, each share of Interim Sub common stock that is issued and outstanding immediately prior to the First Effective Time shall be converted into one validly issued, fully paid and non-assessable share of the Company Common Stock, and the shares of the Company into which the shares of Interim Sub common stock are so converted shall be the only shares of Company Common Stock that are issued and outstanding immediately after the First Effective Time.

(ii)

Cancellation of Treasury Stock of Company.  Notwithstanding the provisions of Section 2.2(a)(iii) below, at the First Effective Time each share of Company Common Stock held by the Company immediately prior to the First Effective Time shall be cancelled and extinguished without any conversion thereof.

(iii)

Merger Consideration and Conversion of Company Capital Stock.

(A)

Merger Consideration.

“Total Consideration” is an amount equal to $41,000,000 less all Company Merger Expenses.

“Total Stockholder Consideration” is (A) Total Consideration less (B) any Holdover Option Termination Payments (defined in Section 2.2(a)(iii)(D) below).

“Total Cash Consideration” is an amount equal to (A) $20,500,000, less (B) any Holdover Option Termination Payments.

“Total Stock Consideration” is an amount equal to Total Stockholder Consideration less the Total Cash Consideration.

“Accredited Company Stockholders” means the Company Stockholders whom the Parent reasonably believes are “accredited investors” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

“Nonaccredited Company Stockholders” means the Company Stockholders who are not Accredited Company Stockholders.

“Pari Passu Consideration” means the portion of Total Stockholder Consideration that each share of Company Capital Stock will be entitled to receive as a result of the First Merger, as set forth in the Certificate of Incorporation of the Company in effect immediately prior to the First Effective Time, taking into account any applicable liquidation preferences, conversion adjustments, and other provisions thereof.

“Cash Proportion” means the proportion that (A) the result of the Total Cash Consideration less the aggregate amount of Pari Passu Consideration that the Nonaccredited Company Stockholders have a right to receive pursuant to  2.2(a)(iii)(B), bears to (B) Total Stockholder Consideration.

“Stock Proportion” means the proportion that (A) Total Stock Consideration bears to (B) Total Stockholder Consideration.

(B)

Conversion of Company Capital Stock.  Subject to the terms and conditions of this Agreement, at the First Effective Time, each share of Company Capital Stock that is issued and outstanding immediately prior to the First Effective Time shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof, be converted into and represent the right to receive the applicable Pari Passu Consideration.  Each Nonaccredited Company Stockholder, shall receive its entire Pari Passu Consideration in the form of cash and each Company Stockholder that is an Accredited Company Stockholder will receive the Cash Proportion of its Pari Passu Consideration in cash and the Stock Proportion in shares of Parent Common Stock valued at the Average Parent Stock Price (provided that the Parent may at its sole discretion pay the entire Pari Passu Consideration in the form of cash to an Accredited Company Stockholder if such stockholder does not execute the Stockholder Agreement). In the event that there is any disagreement between a particular Company Stockholder, the Company or the Parent as to whether such Company Stockholder is an Accredited Company Stockholder, the Parent’s determination as to such matter shall govern for purposes of this Agreement.  The preceding provisions of this Section 2.2(a)(iii)(B) are subject to the provisions of Section 2.7 (regarding rights of holders of Dissenting Shares) and Section 2.3 (regarding the withholding of the Escrow Amount and Patent Escrow Amount).

(C)

Aggregation; Fractional Amounts.  The number of shares of Parent Common Stock that each Company Stockholder is entitled to receive pursuant to Section 2.2(a)(iii)(B) shall be calculated based on the aggregate number of shares of Company Capital Stock held by such Company Stockholder.  In lieu of any fractional shares of Parent Common Stock resulting from such aggregation to which a Company Stockholder would otherwise be entitled, such Company Stockholder shall receive cash equal to such fraction multiplied by the Average Parent Stock Price.  The amount of cash each Company Stockholder is entitled to receive pursuant to Section 2.2(a)(iii)(B) shall be aggregated and rounded to the nearest cent with $0.005 rounded up.

(D)

Treatment of Holdover Options and Warrants.  All outstanding options and warrants to purchase Company Capital Stock (each a “Holdover Option”) that are unexercised as of the First Effective Time shall terminate and be cancelled as of the First Effective Time and the holders of such Holdover Options (each a “Holdover Optionee”) shall only be entitled to receive an amount per share issuable upon exercise of such Holdover Option equal to the Pari Passu Consideration less the exercise price per share of the Holdover Options held by such holder, to be paid in cash in accordance with the terms of the stock option plan or other agreements pursuant to which such Holdover Option was issued (the aggregate of such amounts is referred to herein as the “Holdover Option Termination Payments”).  After the First Effective Time, any such Holdover Option shall no longer be exercisable by the former holder thereof, and no Person shall have any right under any plan, program or arrangement with respect to the equity securities of the Surviving Entity.

(E)

Adjustments.  In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Capital Stock or Parent Common Stock occurring after the date hereof and prior to the First Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefore) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

(b)

Surviving Entity of the First Merger.  At and upon the First Effective Time:

(i)

the separate existence of Interim Sub shall cease and Interim Sub shall be merged with and into the Company, and the Company shall be the surviving corporation of the First Merger pursuant to the terms of this Agreement and the First Certificate of Merger;

(ii)

the Certificate of Incorporation of the Company as the surviving corporation shall be amended and restated in its entirety to read as the Certificate of Incorporation of Interim Sub as in effect immediately prior to the First Effective Time;

(iii)

the Bylaws of the Company as the surviving corporation shall be amended and restated in their entirety to read as the Bylaws of Interim Sub as in effect immediately prior to the First Effective Time;

(iv)

the officers of Interim Sub immediately prior to the First Effective Time shall be appointed as the officers of the Company as the surviving corporation immediately after the First Effective Time until their respective successors are duly appointed; and

(v)

the members of the Board of Directors of Interim Sub immediately prior to the First Effective Time shall be appointed as the members of the Board of Directors of the Company as the surviving corporation immediately after the First Effective Time until their respective successors are duly elected or appointed and qualified.

2.3

Escrow.

(a)

At the First Effective Time, Parent, Escrow Agent and the Representative shall have entered into an Escrow Agreement in substantially the form attached hereto as Exhibit C (the “Escrow Agreement”).  An amount of cash and Parent Common Stock (valued at the Average Parent Stock Price) equal to $5,000,000 (the “Escrow Amount”) will be withheld from the Total Stockholder Consideration otherwise deliverable to Company Stockholders, and shall be held by the Escrow Agent in escrow for the payment of Damages to which any Parent Indemnified Person may be entitled under Article IX of this Agreement.  At the First Effective Time, the Parent shall set aside in escrow with respect to each Company Stockholder (other than Company Stockholders holding shares of Company Capital Stock which constitute Dissenting Shares) an amount of cash and/or a number of shares of Parent Common Stock equal to such Company Stockholder’s Pro Rata Share of the Escrow Amount, without any action by the Company Stockholders.  Subject to any claims for indemnification made by the Parent, the Escrow Amount shall be released at 11:59 p.m. California time on the date that is eighteen (18) months after the Closing Date (the “Escrow Expiration Date”) to the Company Stockholder based on such Person’s Pro Rata Share.

(b)

In addition to and separate from the Escrow Amount, an amount equal to $1,000,000 in cash (the “Patent Escrow Amount”) shall be set aside from the cash portion of the Total Stockholder Consideration for payment of any Damages related to the patent claims filed against the Company by Teles AG Informationstechnologien (the “Patent Claim”). At the First Effective Time, the Parent shall set aside in escrow with respect to each Company Stockholder (other than Company Stockholders holding shares of Company Capital Stock which constitute Dissenting Shares) an amount of cash equal to such Company Stockholder’s Pro Rata Share of the Patent Escrow Amount, without any action by the Company Stockholders.  Any Damages related to the Patent Claim that are incurred by the Company or any Parent Indemnified Person commencing upon the Agreement Date and continuing until the Patent Escrow Expiration Date (as defined in Section 9.2 below) shall first be indemnified out of the Patent Escrow Amount.  For the avoidance of doubt, such indemnification of the Company from the Patent Escrow Account for Damages related to the Patent Claim that are incurred by the Company shall be mandatory, may not be waived by the Company and shall pertain irrespective of any patent-related disclosures related to Company’s representations and warranties contained herein.  Upon the Patent Escrow Expiration Date, any remaining Patent Escrow Amount after payment of all Damages related to the Patent Claim shall be released to the Company Stockholders based on such Person’s Pro Rata Share.

(c)

Approval by the Company Stockholders of this Agreement shall constitute approval of the Escrow Agreement and all arrangements relating thereto, including without limitation the placement of the Escrow Amount and the Patent Escrow Amount with the Escrow Agent and the appointment of the Representative as set forth in Article IX below.

2.4

Second Merger.

(a)

Second Effective Time.  As soon as practicable following the First Effective Time, the Company shall file the Second Certificate of Merger with the Secretary of State of the state of Delaware.  The Second Merger shall become effective at the time of the filing of the Second Certificate of Merger with the Office of the Secretary of State of the State of Delaware or such later time as may be mutually agreed by Parent and the Company and set forth in such Second Certificate of Merger (the “Second Effective Time”).

(b)

Conversion of Stock.  At the Second Effective Time, (i) each share of Company Common Stock that is issued and outstanding immediately prior to the Second Effective Time shall be cancelled and extinguished without any conversion thereof, and (ii) the membership interests in Quintum Sub that are issued and outstanding immediately prior to the Second Effective Time will continue to constitute the only validly issued, fully paid and nonassessable membership interests of the Surviving Entity.

(c)

Surviving Entity of the Second Merger.  At and upon the Second Effective Time:

(i)

the separate existence of the Company shall cease and the Company shall be merged with and into Quintum Sub, and Quintum Sub shall be the Surviving Entity of the Second Merger pursuant to the terms of this Agreement and the Second Certificate of Merger;

(ii)

the Certificate of Formation of Quintum Sub shall continue unchanged (except the name of Quintum Sub shall be as set forth in the Second Certificate of Merger), and be the Certificate of Formation of the Surviving Entity;

(iii)

the Operating Agreement of Quintum Sub shall continue unchanged and be the Operating Agreement of the Surviving Entity; and

(iv)

the sole member of Quintum Sub immediately prior to the Second Effective Time shall continue to be the sole member of the Surviving Entity immediately following the Second Effective Time;

(v)

the Manager of Quintum Sub immediately prior to the Second Effective Time shall continue to be the Manager of the Surviving Entity immediately following the Second Effective Time.

2.5

Surrender of Certificates.

(a)

Computershare, Inc., a Delaware Corporation and its fully owned subsidiary Computershare Trust Company, N.A., a national banking association shall act as exchange agent (the “Exchange Agent”) in the Merger.   The Company may distribute to each holder of record of a certificate or certificates which immediately prior to the First Effective Time represented shares of Company Capital Stock (the “Certificates”) a letter of transmittal (the “Letter of Transmittal”) in substantially the form attached hereto as Exhibit G.  Subject to receipt by the Exchange Agent of the Certificates for cancellation, together with a duly completed and validly executed Letter of Transmittal and any other documents as Parent or the Exchange Agent shall require, the Exchange Agent shall on the Closing Date or as soon thereafter as reasonably practicable, subject to the terms of Section 2.3 (regarding the depositing in escrow of the Escrow Amount and Patent Escrow Amount), cause to be delivered to such holders that portion of the Total Stockholder Consideration which such Company Stockholder has the right to receive pursuant to Section 2.2(a)(iii).  As soon as reasonably practicable after the Closing Date, the Parent shall cause the Exchange Agent to mail a Letter of Transmittal to each holder of a Certificate that has not yet provided to the Exchange Agent a completed Letter of Transmittal and upon receipt of the Certificates for cancellation, together with a duly completed and validly executed Letter of Transmittal and any other documents as Parent or the Exchange Agent shall require, the Exchange Agent shall, subject to the terms of Section 2.3 (regarding the depositing in escrow of the Escrow Amount and Patent Escrow Amount), cause to be delivered to such Company Stockholder that portion of the Total Consideration which such Company Stockholder has the right to receive pursuant to Section 2.2(a)(iii).  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and provided such Person shall have provided to Parent an indemnity agreement or bond (in each case in a form and substance determined by the Board of Directors of Parent in the exercise of its discretion) against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed, the Exchange Agent shall, as soon as reasonably practicable following the receipt by the Exchange Agent of the foregoing documents, subject to the terms of Section 2.3 (regarding the deposit of the Escrow Amount and Patent Escrow Amount), issue in exchange for such lost, stolen or destroyed Certificate that portion of the Total Consideration and any other amount payable pursuant to Section 2.2(a)(iii) represented by the lost, stolen or destroyed Certificate in exchange therefore which the Company Stockholder has the right to receive.

(b)

From and after the First Effective Time, no shares of Company Capital Stock will be deemed to be outstanding, and holders of Certificates formerly representing such Company Capital Stock shall cease to have any rights with respect thereto except as provided herein or by Applicable Law.

(c)

At the First Effective Time, the stock transfer books of Company shall be closed and no transfer of Company Capital Stock shall thereafter be made.  If, after the First Effective Time, Certificates formerly representing shares of Company Capital Stock are presented to Parent or the Surviving Entity, they shall be cancelled and exchanged for that portion of the Total Consideration and any other amount payable with respect to such Company Capital Stock in accordance with Section 2.2(a)(iii), subject to the terms of Section 2.3.

2.6

Holdover Option Payout

.   As soon as reasonably practicable after the First Effective Time, the Parent or the Surviving Entity shall pay to each Holdover Optionee the cash payment that such holder shall be entitled to pursuant to Section 2.2(a)(iii)(D), subject to any tax withholding as described in Section 2.8 below.

2.7

Dissenting Shares

.  If, in connection with the Merger, holders of Company Capital Stock shall have demanded and validly perfected appraisal rights pursuant to Section 263 of Delaware Law, none of such Dissenting Shares shall be converted into a right to receive a portion of the Total Closing Consideration, if any, or any other amount payable with respect to such Company Capital Stock in accordance with this Article II, but instead shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law.  Each holder of Dissenting Shares who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value of such shares shall receive payment therefore in accordance with Delaware Law (but only after the value therefore shall have been agreed upon or finally determined pursuant to Delaware Law).  In the event that any Company Stockholder fails to make an effective demand for payment or fails to perfect such stockholder’s appraisal rights as to such stockholder’s shares of Company Capital Stock, or any Dissenting Shares shall otherwise lose their status as Dissenting Shares, then any such shares shall immediately be converted into the right to receive the consideration issuable pursuant to this Article II in respect of such shares as if such shares had never been treated as Dissenting Shares, and Parent shall issue and deliver to the holder thereof, at (or as promptly as reasonably practicable after) the applicable time or times specified in Section 2.5, following the satisfaction of the applicable conditions set forth in Section 2.5, the portion of the Total Consideration and any other amounts, to which such Company Stockholder would have been entitled under this Article II.  The Company shall give Parent (i) prompt notice of any demand received by the Company for appraisal of Company Capital Stock or notice of exercise of a Company Stockholder’s appraisal rights in accordance with Delaware Law and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal rights under such law.  The Company agrees that, except with Parent’s prior written consent, it shall not make any payment or offer to make any payment with respect to, or settle or offer to settle, any such exercise of appraisal rights.

2.8

Tax Withholding

.  Parent or Parent’s agent shall be entitled to deduct and withhold from the Total Consideration and any other payment otherwise payable or otherwise deliverable pursuant to this Agreement to any to any holder or former holder of Company Capital Stock or Holdover Options the amounts required to be deducted or withheld under the Code or any provision of state, local or foreign Tax law, with respect to the making of such payment, or with respect to income arising from the lapse of vesting restrictions in connection with the Merger to the extent applicable withholdings have not previously been made by the Company.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Stockholder or Holdover Optionee in respect of whom such deduction and withholding was made.

2.9

Termination of Exchange Fund; No Liability

.  At any time following the first anniversary of the Closing Date, Parent shall be entitled to require the Exchange Agent to deliver to it any shares of Parent Common Stock which had been made available to the Exchange Agent and which have not been disbursed to holders of Company Capital Stock, and thereafter such holder of Company Capital Stock shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar law) with respect to the shares of Parent Common Stock due upon surrender of their Company Capital Stock, without any interest thereon.  Neither Parent, Interim Sub, Quintum Sub nor Company shall be liable to any holder of Company Capital Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or other similar law following the passage of time specified therein.

2.10

Further Assurances

.  If, at any time before or after the First Effective Time, any of the parties hereto reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Closing, then the Company and Parent and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary to carry out the purpose and intent of this Agreement.

2.11

Tax Consequences

.  The parties hereto intend the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code and hereby adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.  The parties hereto shall timely satisfy or cause to be satisfied all applicable tax reporting and filing requirements with respect to the transactions contemplated hereby, including the reporting requirements of Treasury Regulations Section 1.368-3.  Notwithstanding the foregoing, Parent makes no representations or warranties to any holder of Company Capital Stock or Holdover Options regarding the Tax treatment of the Merger, or any of the Tax consequences to any holder of Company Capital Stock or Holdover Options of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby.  The Company acknowledges that the Company and the holders of Company Capital Stock or Holdover Options are relying solely on their own Tax advisors in connection with this Agreement, the Merger and the other transactions and agreements contemplated hereby.

2.12

Option Issuance

.  Parent shall, within 60 days after the Closing, grant to employees of the Company who continue as employees of the Surviving Entity or Parent, options to purchase shares of Parent Common Stock (“New Employee Stock Options”) pursuant to Parent’s existing stock option program (“Parent Stock Option Program”).  The aggregate number of New Employee Stock Options to be issued hereunder shall be the number of shares that would result in such options having an aggregate value of $3,000,000, determined using the Black-Scholes option pricing formula and a single option award approach, with an assumed exercise price equal to the Average Parent Stock Price and such other valuation assumptions as Parent has applied to its outstanding stock options for Parent Common Stock in accordance with SFAS 123R. The New Employee Stock Options shall be granted in such individual amounts as Parent deems appropriate in its sole discretion and (i) shall have an exercise price equal to the fair value of Parent Common Stock on the date of grant, as determined in accordance with the Parent Stock Option Program, (ii) shall vest over four years (with one-fourth vesting one year after the date of grant and the balance vesting in equal monthly installments over the subsequent three years), and (iii) shall be on such other terms as generally applied by Parent under the Parent Stock Option Program.

2.13

Limitation on Stock Issuance

.  Notwithstanding anything to the contrary herein, Parent shall not issue any Parent Common Stock under any provision of this Agreement, including but not limited to such issuance as part of the Total Closing Consideration, if such issuance would constitute the issuance of greater than 19.9% of Parent’s outstanding stock at the Closing for purposes of the rules and regulations of the New York Stock Exchange, including but not limited to Para. 312.03. In such event, the Parent shall substitute cash for Parent Common Stock with respect to a sufficient number of shares to reduce such percentage to less than 19.9%.  Notwithstanding the foregoing, if as a result of the additional cash consideration required pursuant to this Section 2.13, the requirements for a “plan of reorganization” pursuant to Section 2.11 above are not met, then either Parent or the Company shall have the right to terminate the Agreement as set forth in Section 8.2(f) below.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the exceptions set forth in a numbered or lettered section of the Company Disclosure Schedule, the Company represents and warrants to Parent as follows:

3.1

Organization and Good Standing

.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the corporate power and corporate authority to own, operate and lease its properties and to carry on the Company Business.  Except as set forth in Schedule 3.1 of the Company Disclosure Schedule, the Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.  Without limiting the foregoing, the Company is so qualified or licensed in each state listed on Schedule 3.1 of the Company Disclosure Schedule.  Schedule 3.1 of the Company Disclosure Schedule also contains a true and complete listing of the locations of all sales offices and any other offices or facilities of the Company and a true and complete list of all states in which the Company maintains any employees.  The Company is not in violation of its Certificate of Incorporation or Bylaws, each as amended to date. The Company has made available to the Parent complete and accurate copies of the minutes of all meetings of the stockholders of the Company and the board of directors of the Company.

3.2

Subsidiaries

. Each Subsidiary of the Company is identified on Schedule 3.2 of the Company Disclosure Schedule together with a listing of the jurisdiction in which each such Subsidiary is organized.  Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.  Each Subsidiary has the corporate power and corporate authority to own, operate and lease its properties and to carry on the Company Business.  Each Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it of the nature of its activities makes such qualification or licensing necessary.  Schedule 3.2 of the Company Disclosure Schedule also contains a true and complete listing of the locations of all sales offices and any other offices or facilities of each Subsidiary and a true and complete list of all countries in which each Subsidiary maintains employees.

3.3

Power, Authorization and Validity.

(a)

Power and Authority.  The Company has all requisite corporate power and corporate authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Company Ancillary Agreements and to consummate the Merger.  The Merger and the execution, delivery and performance by the Company of this Agreement, each of the Company Ancillary Agreements and all other Contracts, transactions and actions contemplated hereby or thereby, have been duly and validly approved and authorized by the Company’s Board of Directors and, upon receipt of the Stockholder Approval (as defined in Section 3.3(d) below), will be duly and validly approved by the Company Stockholders.

(b)

No Consents.  Except as set forth on Schedule 3.3(b) of the Company Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with (i) any Governmental Authority, or (ii) any other Person is necessary or required to be made or obtained by the Company or any Subsidiary to enable the Company to lawfully execute and deliver, enter into, and perform its obligations under this Agreement and each of the Company Ancillary Agreements or to consummate the Merger (including the consent of any Person required to be obtained in order to keep any Contract between such Person and the Company in effect following the Merger or to provide that the Company is not in breach or violation of any such Contract following the Merger), except for (i) the filing of the Certificates of Merger with the Office of the Secretary of State of the State of Delaware; and (ii) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not be material to the Company or Parent and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

(c)

Enforceability.  This Agreement has been duly executed and delivered by the Company.  Assuming the due authorization, execution and delivery by the other parties hereto, this Agreement and each of the Company Ancillary Agreements are, or when executed by the Company shall be, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

(d)

Required Vote of Stockholders.  The affirmative vote or consent of the Company Stockholders listed on Exhibit A-1 (the “Stockholder Approval”) is the only vote or consent of the holders of any class or series of Company’s Capital Stock necessary to adopt this Agreement.  The record date under Delaware Law and the Certificate of Incorporation, and the Bylaws of the Company for purposes of determining stockholders of the Company entitled to give consents with respect to the Stockholder Approval is the Agreement Date.  The Stockholder Approval will be obtained following the execution and delivery of this Agreement by the parties hereto in a manner fully in accordance with, and without any violation of, Applicable Law.

3.4

Capitalization of the Company and its Subsidiaries.

(a)

Authorized and Outstanding Capital Stock of the Company.  The authorized capital stock of the Company and the number of shares issued and outstanding of each class of Company Capital Stock, as well as all outstanding securities convertible or exchangeable for Company Capital Stock, are set forth on Schedule 3.4(a) of the Company Disclosure Schedule.  The numbers and kind of issued and outstanding shares of Company Capital Stock held by each Company Stockholder as of the Agreement Date are also set forth on Schedule 3.4(a) of the Company Disclosure Schedule.  No shares of Company Capital Stock are issued or outstanding as of the Agreement Date that are not set forth on Schedule 3.4(a) of the Company Disclosure Schedule, and no such shares shall be issued or outstanding as of the Closing Date that are not set forth on Schedule 3.4(a) of the Company Disclosure Schedule, other than as a result of the exercise of outstanding option or warrants immediately prior to the First Effective Time.  The Company holds no treasury shares.  All issued and outstanding shares of Company Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of and are not subject to any right of rescission, right of first refusal or preemptive right, and have been offered, issued, sold and delivered by the Company in compliance with all requirements of Applicable Law and all requirements set forth in applicable Contracts.  There is no Liability for dividends accrued and unpaid by the Company.

(b)

No Other Rights.  Except as set forth on Schedule 3.4(b) of the Company Disclosure Schedule, there are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or Contracts outstanding to purchase or otherwise acquire any shares of Company Capital Stock or any securities or debt convertible into or exchangeable for Company Capital Stock or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or Contract.  Except for the Voting Agreements and as set forth on Schedule 3.4(b) of the Company Disclosure Schedule, there are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights or other restrictions applicable to any outstanding securities of the Company.  The Company’s stock option plans and agreements permit the cancellation of the Holdover Options as set forth in Section 2.2(a)(iii)(D).

(c)

Stockholder Spreadsheet.  The Stockholder Spreadsheet is attached hereto as Schedule 3.4(c) of the Company Disclosure Schedule.  The information set forth on the Stockholder Spreadsheet (except for stockholder addresses and taxpayer identification numbers as to which the Company makes no representation)  is true, complete and accurate as of the Agreement Date and subject to the exercise of outstanding warrants to purchase Company Capital Stock, will be true, complete and accurate as of the Closing Date and immediately prior to the First Effective Time.

(d)

Authorized and Outstanding Capital Stock of the Subsidiaries; No Other Rights.  Schedule 3.4(d) of the Company Disclosure Schedule sets forth (i) the name of each Subsidiary, (ii) the capitalization of each Subsidiary and (iii) the identity of each holder of capital stock of each such Subsidiary.  All issued and outstanding shares of capital stock of each of the Subsidiaries has been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of and are not subject to any right of rescission, right of first refusal or preemptive right, and have been offered, issued, sold and delivered by the Company in compliance with all requirements of Applicable Law and all requirements set forth in applicable Contracts.  There are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or Contracts outstanding to purchase or otherwise acquire any shares of capital stock of any Subsidiary or any securities or debt convertible into or exchangeable for capital stock of any Subsidiary or obligating any Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or Contract.

3.5

No Conflict.

Neither the execution and delivery of this Agreement or any of the Company Ancillary Agreements by the Company, nor the consummation of the Merger or any other transaction contemplated hereby or thereby, shall conflict with, result in a termination, breach, impairment or violation of (with or without notice or lapse of time, or both), or constitute a default, or require the consent, release, waiver or approval of any third party, under:  (a) any provision of the Certificate of Incorporation or Bylaws of the Company or other comparable charter documents of any Subsidiary, each as currently in effect; (b) any Applicable Law applicable to the Company, any Subsidiary or any of their respective assets or properties; or (c) any Company Material Contract.  Except as set forth on Schedule 3.5 of the Company Disclosure Schedule, neither the Company’s entering into this Agreement nor the consummation of the Merger shall change the obligation or right of the Company or any Subsidiary as they exist at the Closing and without giving effect to any action taken by Parent after the Closing to make payments to or receive payments from any customer or supplier of the Company or any Subsidiary.

3.6

Litigation.

Except as set forth on Schedule 3.6 of the Company Disclosure Schedule, there is no Action pending against the Company or any Subsidiary (or against any officer, director, employee or agent of the Company or any Subsidiary in their capacity as such or relating to their employment, services or relationship with the Company or any such Subsidiary) before any Governmental Authority, arbitrator or mediator, nor, to the Knowledge of the Company, has any such Action been threatened.  The Company has not received any notice of any judgment, decree, injunction, rule or order of any Governmental Authority, arbitrator or mediator outstanding against the Company or any Subsidiary.  To the Company’s Knowledge, there is no basis for any person to assert a claim against the Company based upon the Company’s entering into this Agreement or any Company Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Company Ancillary Agreement.  Neither the Company nor any Subsidiary has any Action pending against any Governmental Authority or other Person.

3.7

Taxes.

(a)

Tax Returns and Audits.

(i)

The Company (and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company is or has been a member) and each Subsidiary, (A) has properly completed and timely filed all foreign, federal, state, local and municipal tax and information returns related to Taxes (the “Returns”) required to be filed by it or on its behalf, (B) has timely paid all Taxes required to be paid by it for which payment was due (other than Taxes or other charges which are being contested in good faith and are identified on Schedule 3.7(a)), (C) has established an adequate accrual or reserve in the Company Balance Sheet for the payment of all Taxes payable in respect of the periods or portions thereof prior to the Balance Sheet Date, and will have established an adequate accrual or reserve in the Closing Date Balance Sheet for the payment of all Taxes payable in respect of the periods or portions thereof prior to the Closing Date, (D) has made (or will make on a timely basis) all estimated Tax payments required to be made, and (E) has no Liability for Taxes in excess of the amount so paid or accruals or reserves so established.  All such Returns are true, correct and complete in all material respects, and the Company has provided Parent with true and correct copies of such Returns.

(ii)

The Company and each Subsidiary is not delinquent in the payment of any Tax or in the filing of any Returns, and no deficiencies for any Tax have been threatened, claimed, proposed or assessed against the Company or such Subsidiary.

(iii)

Neither the Company nor any Subsidiary has received any notification in writing from the Internal Revenue Service (the “IRS”) or any other Taxing authority regarding any material issues that (i) are currently pending before the Internal Revenue Service or any other Taxing agency or authority (including any sales or use Taxing authority) regarding the Company or such Subsidiary, or (ii) have been raised by the IRS or other Taxing agency or authority and not yet finally resolved.  No Return of the Company or any Subsidiary is under audit by the IRS or any other Taxing agency or authority and any such past audits (if any) have been completed and fully resolved to the satisfaction of the applicable taxing agency or authority conducting such audit and all Taxes determined by such audit to be due from the Company or such Subsidiary have been paid in full to the applicable taxing agencies or authorities or adequate reserves therefore have been established and are reflected in the Company Balance Sheet and will be reflected in the Closing Date Balance Sheet.

(iv)

No Tax liens are currently in effect against any of the assets of the Company or any Subsidiary other than liens that arise by operation of law for Taxes not yet due and payable.  There is not in effect any waiver by the Company or any Subsidiary of any statute of limitations with respect to any Taxes nor has the Company or any Subsidiary agreed to any extension of time for filing any Return that has not been filed.  Neither the Company nor any Subsidiary has consented to extend to a date later than the Agreement Date the period in which any Tax may be assessed or collected by any taxing agency or authority.

(v)

Neither the Company nor any Subsidiary will not be required to include in income, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a Taxable period ending on or prior to the Closing Date; (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law); (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received or accrued on or prior to the Closing Date.

(vi)

No taxable income or liability for Taxes has been realized or incurred (or prior to and including the Effective Time will be realized or incurred) since the Balance Sheet Date other than in the ordinary course of business.

(vii)

The Company and each Subsidiary has properly and in a timely manner documented their transfer pricing methodology in compliance with Section 482 (and any related sections) of the Code, the Treasury regulations promulgated thereunder and any comparable provisions of state, local, domestic or foreign Tax law.  The Company and each Subsidiary has maintained and delivered to Parent any documentation (including any applicable transfer pricing studies) in connection with such related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder and any comparable provision of any other state, local, domestic or foreign Tax law.

(b)

Withholding.  The Company and each Subsidiary has complied with all Applicable Law relating to the payment and withholding of Taxes (including withholding of taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign law), and has, within the time and in the manner prescribed by Applicable Law, withheld from employee wages and paid over to the proper taxing agencies and authorities all amounts required to be so withheld and paid over under all Applicable Law (including Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act and relevant state income and employment tax withholding laws), including federal and state income Taxes, and has timely filed all withholding tax Returns.

(c)

Special Tax Status and Indemnification Obligations.

(i)

Neither the Company nor any Subsidiary is a party to or bound by any tax sharing, tax indemnity, or tax allocation Contract nor does the Company or any Subsidiary have any liability or potential liability to another party under any such Contract.

(ii)

Neither the Company nor any Subsidiary has been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent corporation. Neither the Company nor any Subsidiary has any liability for the Taxes of any Person (other than the Company and such Subsidiary) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

(iii)

The Company has never filed any election under Section 341(f) of the Code.  The Company is not a “personal holding company” within the meaning of the Code.  The Company has never been a “United States real property holding corporation” within the meaning of Section 897 of the Code, and the Company has filed with the IRS all statements, if any, which are required under Section 1.897-2(h) of the Treasury Regulations.

(iv)

The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(d)

No Tax Shelters.  The Company has not filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Return.  The Company has not consummated, has not participated in, and is not currently participating in any transaction which was or is a “tax shelter” transaction as defined in Sections 6662, 6011, 6012 or 6111 of the Code or the Treasury Regulations promulgated thereunder or a “reportable transaction” required to be reported on IRS Form 8886.

(e)

Deductions; Attributes.  There is no Contract, plan or arrangement to which the Company or any Subsidiary is a party, including but not limited to the provisions of this Agreement and the Contracts entered into in connection with this Agreement, covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

(f)

Nonqualified Deferred Compensation.

(i)

No payment pursuant to any arrangement between the Company and any “service provider” (as such term is defined in Section 409A of the Code and the United States Treasury Regulations and IRS guidance thereunder), including, without limitation, the grant, vesting or exercise of any stock option, would subject any Person to a tax pursuant to Section 409A of the Code, whether pursuant to the consummation of the transactions contemplated by this Agreement or otherwise.

(ii)

All stock options issued by the Company have been appropriately authorized by the Company’s Board of Directors or an appropriate committee thereof, including approval of the option exercise price or the methodology for determining the option exercise price and the substantive option terms. All Options granted to employees in the United States that are potentially subject to Section 409A of the Code have a per share exercise price which reflects the fair market value of the Company’s Common Stock as determined in good faith compliance with Section 409A of the Code on the date that the option was granted (within the meaning of United States Treasury Regulation §1.421-1(c)).

3.8

Company Financial Statements.

(a)

Schedule 3.8(a) of the Company Disclosure Schedule includes the Company Financial Statements.  The Company Financial Statements:  (a) are derived from and are in accordance with the books and records of the Company in all material respects; and (b) fairly present in all material respects the financial condition of the Company at the dates therein indicated and the results of operations and cash flows of the Company for the periods therein specified (subject, in the case of unaudited interim period financial statements, to normal recurring year-end adjustments, none of which individually or in the aggregate will be material in amount).  The Company Financial Statements have been prepared in all material respects in accordance with GAAP applied on a basis substantially consistent with prior periods.  The reserves, if any, reflected on the Company Financial Statements are adequate in light of the contingencies with respect to which they were made.  The Company has no Liabilities, except for those (a) shown on the Company Balance Sheet and (b) that were incurred after the Balance Sheet Date in the ordinary course of the Company Business consistent with its past practices.

(b)

Neither the Company, any of its Subsidiaries, nor to the Company’s Knowledge, any current or former employee, consultant or director of the Company or any of its Subsidiaries, has identified or been made aware of any fraud, whether or not material, that involved the Company’s management or other current or former employees, consultants or directors of the Company or any of its Subsidiaries who have a role in the preparation of the financial statements or the internal accounting controls utilized by the Company or its Subsidiaries, or any claim or allegation regarding any of the foregoing.  Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding materially deficient accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls or any material inaccuracy in the Company’s financial statements.

(c)

Schedule 3.8(c) of the Company Disclosure Schedules sets forth all indebtedness of the Company and its Subsidiaries for borrowed money (“Debt”), including, for each item of Debt, the Contract governing the Debt and the interest rate, maturity date and any assets or properties securing such Debt.

(d)

Except as set forth on Schedule 3.8(d) of the Company Disclosure Schedule, the Company and its Subsidiaries are not a party to, and do not have any commitment to become a party to, any joint venture, off-balance sheet, partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company or its Subsidiaries, on the one hand, and any Affiliate of the Company or its Subsidiaries, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, and any “off-balance sheet arrangements” (as that term is defined in Item 303(a) of Regulation S-K under the Exchange Act )).

3.9

Title to Properties.

Except for the tangible and intangible property covered under Section 3.13, including, without limitation, the Intellectual Property, Software, Company Products, and domain names (the “Section 3.13 Property”), the Company and each Subsidiary, as the case may be, have title to all of their respective assets and properties (including those shown on the Company Balance Sheet) free and clear of all Encumbrances, other than Permitted Encumbrances.  Such assets are sufficient for the continued operation of the Company Business.  All such properties used in the operations of the Company Business are reflected on the Company Balance Sheet in all material respects, to the extent required under GAAP to be reflected thereon.  All machinery, vehicles, equipment and other tangible personal property (other  than Section 3.13 Property) owned or leased by the Company or any Subsidiary or used in the Company Business are in good condition and repair, normal wear and tear excepted.  All leases or other Contracts related to real or personal property to which the Company or any Subsidiary is a party are fully effective and afford the Company or such Subsidiary a valid leasehold possession of the real or personal property that is the subject of the lease or other Contract.  Schedule 3.9 of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all personal property (other than Section 3.13 Property) owned by the Company and each of its Subsidiaries with an original purchase price of $50,000 or greater, and (ii) each parcel of real property leased by the Company or any Subsidiary.  The Company and its Subsidiaries have adequate ingress and egress into any real property used in the operation of the Company Business.  A true and complete copy of each written lease, sublease or other Contract under which the Company and/or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property or facility has been made available to Parent, and Schedule 3.9 sets forth a summary of the material terms of any lease or Contract with respect to the use of real property which is not in written form.  Except as set forth on Schedule 3.9 of the Company Disclosure Schedule, each lease, sublease or other Contract under which the Company and/or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property or facility is in written form.  Neither the Company nor any Subsidiary owns any real property.

3.10

Absence of Certain Changes.

Except as set forth on Schedule 3.10 of the Company Disclosure Schedule, since the Balance Sheet Date, the Company has operated the Company Business in the ordinary course consistent with its past practices, and since such date there has not been with respect to the Company or any Subsidiary any:

(a)

Material Adverse Change or any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Change;

(b)

amendment or change in its Certificate of Incorporation or Bylaws (or other comparable charter documents);

(c)

incurrence, creation or assumption of (i) any Encumbrance on any of its assets or properties (other than Permitted Encumbrances), (ii) any Liability for borrowed money, or (iii) any Liability as a guarantor or surety with respect to the obligations of others;

(d)

except as set forth in the Company’s Stock Option Plans, acceleration or release of any right to repurchase shares of its capital stock upon a stockholder’s termination of employment or services with it or pursuant to any right of first refusal;

(e)

payment or discharge of any Encumbrance on any of its assets or properties, or payment or discharge of any of its Liabilities, in each case that was not either shown on the Company Balance Sheet or incurred in the ordinary course of the Company Business consistent with its past practices after the Balance Sheet Date in an amount not in excess of $10,000 for any single Liability to a particular creditor;

(f)

purchase, license, sale, grant, assignment or other disposition or transfer, or any Contract or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of its assets (including Company Intellectual Property (as defined in Section 3.13(b)) and other intangible assets), properties or goodwill other than the sale or non-exclusive license of its products or services to its customers in the ordinary course of the Company Business consistent with its past practices;

(g)

material damage, destruction or loss of any material property or material asset, whether or not covered by insurance;

(h)

declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, its capital stock, or any split, combination or recapitalization of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock or any change in any rights, preferences, privileges or restrictions of any of its outstanding securities;

(i)

change or increase in the compensation payable or to become payable to any of its officers, directors or other employees with annual salary in excess of $125,000 or in any bonus, pension, severance, retention, insurance or other benefit payment or arrangement (including stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, directors, or other employees with annual salary in excess of $125,000;

(j)

change with respect to its management, supervisory or other key personnel, any termination of employment of a material number of employees, or any labor dispute or claim of unfair labor practices;

(k)

Liability incurred by it to any of its officers, directors or stockholders, except for normal and customary compensation and expense allowances payable to officers in the ordinary course of the Company Business consistent with its past practices;

(l)

making by it of any loan, advance or capital contribution to, or any investment in, any of its officers, directors or stockholders or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

(m)

entering into of a Material Contract, amendment of, relinquishment, termination or nonrenewal by the Company of any Company Material Contract, other than in the ordinary course of the Company Business consistent with its past practices, any default by it under such Company Material Contract, or any written or, to the Company’s Knowledge, oral indication or assertion by the other party thereto of any material problems with its services or performance under such Company Material Contract or such other party’s desire to so amend, relinquish, terminate or not renew any such Company Material Contract;

(n)

material change in the Company’s product pricing (on an aggregate basis) or the manner in which it extends discounts, credits or warranties to customers;

(o)

making or entering into any Contract with respect to any acquisition, sale or transfer of any material asset of the Company;

(p)

any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) or any revaluation of any of its assets; or

(q)

announcement of, any negotiation of or any entry into any Contract to do any of the things described in the preceding clauses (a) through (p) (other than negotiations and agreements with Parent and its representatives regarding the transactions contemplated by this Agreement).

3.11

Contracts, Agreements, Arrangements, Commitments and Undertakings

.  Schedules 3.11(a)-(p) of the Company Disclosure Schedule set forth a list of each of the following Contracts to which the Company or any Subsidiary is a party or to which the Company or any Subsidiary or any of their respective assets or properties are bound:

(a)

any Contract providing for payments (whether fixed, contingent or otherwise) by or to it in an aggregate amount of $25,000 or more per year;

(b)

any dealer, distributor, sales representative or similar Contract under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for any of its products or services and which has generated revenues to the Company in an amount greater than $25,000 during the last fiscal year;

(c)

any joint venture or partnership Contract;

(d)

any joint marketing (including any pilot program) or development Contract;

(e)

any Contract pursuant to which the Company has granted or may be obligated to grant in the future, to any Person, a computer source code license or option or other right to use or acquire computer source code, including any Contracts which provide for computer source code escrow arrangements;

(f)

any Contract for or relating to the employment by it of any director, officer, employee or consultant or any other type of Contract with any of its officers, employees or consultants that is not immediately terminable by it without cost or other Liability, including any Contract requiring it to make a payment to any director, officer, employee or consultant on account of the Merger, any transaction contemplated by this Agreement or any Contract that is entered into in connection with this Agreement;

(g)

any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other Contract for or with respect to the borrowing of money, a line of credit, any currency exchange, commodities or other hedging arrangement, or a leasing transaction of a type required to be capitalized in accordance with GAAP;

(h)

any Contract that restricts it from (i) engaging in any aspect of the Company Business, (ii) participating or competing in any line of business, market or geographic area, (iii) freely setting prices for its products, services or technologies (including most favored customer pricing provisions), or (iv) soliciting potential employees, consultants, contractors or other suppliers or customers;

(i)

any Contract that grants any exclusive rights, rights of refusal, rights of first negotiation or similar rights to any Person;

(j)

any Contract relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of its capital stock or other securities or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefore;

(k)

any Contract with any labor union or any collective bargaining agreement or similar Contract with its employees;

(l)

any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

(m)

any Contract in which its officers, directors, employees or stockholders or any member of their immediate families is directly or indirectly interested (whether as a party or otherwise);

(n)

any Contract pursuant to which it has agreed to acquire a business or entity, or substantially all of the assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise;

(o)

any Contract providing for the lease or license of real property; or

(p)

any other Contract that is material to it or the Company Business, operations, financial condition, properties, prospects or assets (including intangible assets).

A true and complete copy of each Contract or document, including any amendments thereto, required by these subsections (a)-(p) of this Section 3.11 to be listed on Schedule 3.11 of the Company Disclosure Schedule has been delivered to Parent.  All Company Material Contracts are in written form.

3.12

No Default; No Restrictions.

(a)

Each of the Company Material Contracts is in full force and effect.  There exists no default or event of default or event, occurrence, condition or act, with respect to the Company or any Subsidiary or, to the Knowledge of the Company, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would reasonably be expected to (i) become a default or event of default under any Company Material Contract or (ii) give any third party (1) the right to declare a default or exercise any remedy under any Company Material Contract, (2) the right to a refund, credit or penalty payment under any Company Material Contract, (3) the right to accelerate the maturity or performance of any obligation of the Company or any Subsidiary under any Company Material Contract, or (4) the right to cancel, terminate or materially modify any Company Material Contract.  Neither the Company nor any Subsidiary has received any written, or, to the Company’s Knowledge, oral notice or other communication regarding any actual or possible violation or breach of or default under, or intention to cancel or modify, any Company Material Contract.

(b)

Neither the Company nor any Subsidiary is a party to, and no asset or property of the Company or any Subsidiary is bound or affected by, any judgment, injunction, order or decree, that restricts or prohibits the Company or any Subsidiary or, following the Closing Date, will restrict or prohibit the Surviving Entity or Parent, from freely engaging in the Company Business or from competing anywhere in the world (including any judgments, injunctions, orders or decrees, restricting the geographic area in which the Company or any Subsidiary may sell, market, distribute or support any product or provide services or restricting the markets, customers or industries that the Company or any Subsidiary may address in operating the Company Business or restricting the prices which the Company or any Subsidiary may charge for its products, technology or services (including most favored customer pricing provisions)), or includes any grants by the Company or any Subsidiary of exclusive rights or licenses, rights of refusal, rights of first negotiation or similar rights.

3.13

Intellectual Property.

(a)

Rights to Intellectual Property.  The Company is the owner free and clear of any Encumbrances of all right, title and interest in and to the all patents and patent applications (including provisional applications and design patents and applications and all patents and patent applications worldwide claiming priority from such patents and patent applications) listed on Schedule 3.13(a) (the “Company Patents”) as transferred to the Company by the inventors listed on the Company Patents, and except as listed on Schedule_3.13(a) no third party has any valid claim to the patents or of the subject matter claimed in the Company Patents.  Except as set forth in Schedule 3.13(a) of the Disclosure Schedule with respect to the Patent Claim, to the Company’s Knowledge, there is no  material fact that would affect the Company’s ownership rights in the Company Patents.  Each other item of Intellectual Property owned or Used by the Company and necessary to carry out the Company Business (collectively with the Company Patents referred to as the “Company Intellectual Property”),  is either: (i) owned by the Company free and clear of any Encumbrances, or (ii) rightfully Used by the Company pursuant to a valid and enforceable written license or other grant of a right by a third party.  The Company has all rights in the Company Intellectual Property that it doesn’t own necessary to carry out the Company Business, including those rights necessary to Use the Company Intellectual Property in the manner and in all geographic locations and fields of use in which the Company currently conducts the Company Business.

(b)

Registered Intellectual Property.  Schedule 3.13(b) lists all Registered Intellectual Property owned or Used by the Company and necessary to carry out the Company Business (the “Company Registered Intellectual Property”).

(i)

The individuals listed as inventors of the subject matter claimed in the Company Patents included in the Company Registered Intellectual Property have assigned all of their right, title and interests in such Company Patents to the Company.

(ii)

The Company is in compliance with all requirements of the United States and foreign patent offices or applicable Governmental Authorities to maintain the Company Patents and all other Company Registered Intellectual Property, including payment of all required fees to such offices or agencies.  The Company has no Knowledge of any prior art references or prior public uses, sales, offers for sale or disclosures which could invalidate the Company Patents or any claim thereof, or of any conduct the result of which could render the Company Patents or any claim thereof invalid or unenforceable.    All Company Registered Intellectual Property (other than applications that have not yet been granted or registered) is valid and enforceable and not subject to any maintenance fees or actions falling due within one hundred eighty (180) days after the Closing Date.

(c)

Third Party Intellectual Property.  Schedule 3.13(c) sets forth a correct and complete list of all third party Software and other third party Intellectual Property (collectively “Third Party Intellectual Property”) that is incorporated into, embedded into or distributed with, installed with, or otherwise utilized by any Company Products, or necessary to build, install or embed such Third Party Intellectual Property into the Company Products,  indicating for each whether such Third Party Intellectual Property has been modified by or on behalf of the Company. All other Intellectual Property that is Used by the Company pursuant to a license or other grant of a right by a third party is separately identified as such in Schedule 3.13(c), except for generally commercially available computer software, such as “off the shelf” or “shrink-wrap” software, for a cost of not more than $5,000 for a perpetual license for a single user or work station. Schedule 3.13(c) includes a brief description of any present or future royalty or payment obligations for any Intellectual Property Used by the Company.

(d)

Continuing Rights.  The Company is in material compliance with and has not materially breached, violated or defaulted under, or received written notice, nor does it have any reason to believe, that it has breached, violated or defaulted under, any of the terms or conditions of any license, sublicense or other Contract to which the Company is a party or is otherwise bound relating to any of the Company Intellectual Property, nor does the Company have Knowledge of any event or occurrence that could reasonably be expected to constitute such a breach, violation or default (with or without the lapse of time, giving of notice or both).  Each such Contract is in full force and effect, and the Company and each Subsidiary is not in default thereunder, nor to the Company’s Knowledge is any other party obligated to the Company pursuant to any such Contract in default thereunder.  The transactions contemplated under this Agreement will not alter or impair any rights of the Company in any Company Intellectual Property. Except as listed on Schedule 3.13(d), the Surviving Entity will be permitted to exercise all of the Company’s rights under such licenses, sublicenses and other Contracts to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and the occurrence of the transactions contemplated by this Agreement will not result in the payment of any additional amounts or consideration other than fees, royalties or other payments which the Company would have been required to pay had the transactions contemplated by this Agreement not occurred.  Except as set forth on Schedule 3.13(c), the Company is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Company or the Surviving Entity, as successor to the Company, in the Company Intellectual Property.

(e)

No Infringement or Other Claims.  Except as set forth on Schedule 3.13(e), the operation of the Company Business as it is currently conducted, including the Company Products, does not infringe any third party’s Intellectual Property rights or any author’s attribution and integrity rights.  Except as set forth on Schedule 3.13(e), the Company has received no written claims asserting that such current operation of the Company Business, or any Company Product, or Company Intellectual Property, infringes any Intellectual Property right of any other Person, nor, to the Company’s Knowledge, are any such claims threatened by any Person nor, to the Company’s Knowledge, does there exist any valid basis for such a claim.  No funds or facilities of any Governmental Authority, college or university were used in the development of Company Intellectual Property.  Except as set forth on Schedule 3.13(e), the Company does not have Knowledge of any (i) legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending regarding any of the Company Intellectual Property, other than review of pending applications, or (ii) any written information indicating that such proceedings are threatened or contemplated by any Governmental Authority or any other Person.

(f)

Protection of Intellectual Property.  The Company and its Subsidiaries have taken commercially reasonable measures to protect the proprietary nature of the Company Intellectual Property and to maintain in confidence all trade secrets and confidential information owned or used by the Company and its Subsidiaries.  The Company has secured from all parties (including Employees) who have created any portion of, or otherwise have any rights in or to, the Company Intellectual Property owned by the Company valid and enforceable written assignments of any such work, invention, improvement or other rights to the Company and has provided true and complete copies of such assignments to Parent.  Each of the Company Products or products under development by the Company is (i) owned by the Company by virtue of having been developed by employees and/or independent contractors of the Company or its Subsidiary working individually or jointly, and in either event all such employees and/or independent contractors have irrevocably assigned all of their rights (without limitation or reservation) to the Company or its Subsidiary pursuant to enforceable written Contracts and have irrevocably waived in writing in favor of the Company or its Subsidiary any attribution or integrity rights of authors in relation thereto, or (ii) owned by the Company by virtue of having been acquired from a third party pursuant to a valid and binding agreement.  Each of the Company Products is sold or offered by the Company pursuant to a license or other agreement from one of more of the third parties listed in Schedule 3.13(f).  Except as set forth in Schedule 3.13(f), without limiting the foregoing, the Company and its Subsidiaries have enforced a policy of requiring each employee and each consultant or contractor to execute proprietary information and confidentiality agreements  materially and substantially consistent with the Company’s and its Subsidiaries’ standard forms thereof (complete and current copies of which have been delivered or made available to the Parent).  Except under valid and binding confidentiality obligations that comply with the immediately preceding sentence, the Company if not aware that there has been any material disclosure of any material confidential information or trade secrets used in connection with the Company Business.

(g)

No Unauthorized Use by Others.  To the Company’s Knowledge, there is no material unauthorized Use, infringement, or misappropriation of any Company Intellectual Property by any third party or employee of the Company.

(h)

Licensing to Others.  Schedule 3.13(h) lists (i) the Company’s standard form of agreements that grant licenses to customers and other third parties, (ii) any agreements with customers or other third parties that materially deviate from such form agreements, and (iii) all other licenses, sublicenses and other Contracts pursuant to which any Person is authorized to Use any of the Company Intellectual Property.  Except as set forth in Schedule 3.13(h), the Company has not distributed or made available to any third party (including without limitation to escrow agents) the source code for the Company Products or products under development by the Company, and no third party has any right, title of interest in any such source code.

(i)

No Malicious Software.  No Company Product contains any computer code designed to improperly disrupt, disable or harm in any manner the operation of any software or hardware.  None of the Company’s Products contains any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine which improperly causes the software or any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any party.  The Company has a policy and procedure for tracking material bugs, errors and defects of which it becomes aware in any Company Products, and maintains a database covering the foregoing.  For all Software currently used by the Company in providing Company Products, or in developing or making available any of the Company Products, the Company has, to the extent commercially appropriate, implemented any and all material security patches or material security upgrades that to the Company’s Knowledge are generally available for that Software.  The term “material security patches or material security upgrades” means, for purposes of the foregoing sentence, security patches and security upgrades the implementation of which other companies developing and marketing software products similar to the Company’s Products would reasonably consider prudent.

(j)

Open-Source Software.  Except as set forth on Schedule 3.13(j), no Publicly Available Software has been embedded in, distributed with or used in the development of any Company Product.  Except as set forth on Schedule 3.13(j), the Company has not used Publicly Available Software in whole or in part in the former or current development of any Company Product, nor licensed or distributed to any Person any combination of Publicly Available Software and Company Product, in a manner that may (i) require, or condition the use, modification or distribution of any Company Product on the disclosure, licensing or distribution of any source code for any portion of such Company Product, (ii) require any Company Intellectual Property to be distributed or made available at no or minimal charge or (iii) otherwise impose any material limitation, restriction or condition on the right or ability of the Company to use or distribute any Company Product in any manner.

(k)

No Transfer of Ownership.  The Company has not transferred ownership of, or granted any exclusive license with respect to, any Company Intellectual Property or any Company Product or any product under development by the Company to any Person.  Except as set forth on Schedule 3.13(k), none of the Company’s professional services Contracts with its customers, Contracts with merchants, Contracts with outside consultants for the performance of professional services on the behalf of the Company or any of its customers, nor any Contract or license with any end user or reseller of the Company’s products, confers upon any Person other than the Company the ownership of any Intellectual Property developed in connection with such Contract or license.

(l)

Participation in Standards Setting.  The Company has not participated in any standards setting activities or joined any standards setting organizations that would affect the proprietary nature of the Company Intellectual Property or restrict the ability of the Company to enforce, license, or exclude others from using the Company Intellectual Property.

(m)

Intellectual Property Indemnification Provisions.  The Company has never agreed in writing to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to any of the Company Intellectual Property or any Intellectual Property that was formerly Company Intellectual Property, except for indemnities contained in those Company Contracts listed in Schedule 3.13(h).

(n)

Domain Names. Schedule 3.13(n) sets forth all domain names used in the conduct of the Company Business and the current registrars of each of those domain names.  Neither the Company nor its Subsidiaries are in default of any requirement or obligation the compliance or performance of which is necessary for the Company or a Subsidiary’s right to continue using such domain name.  To the knowledge of the Company, the registration of each such domain name is free and clear of all Encumbrances and is in full force and effect and the Company and its Subsidiaries are in full compliance with all applicable domain name registration requirements.  The Company and its Subsidiaries have paid all fees and have adhered to and complied with all administrative policies required to maintain each registration.  To the knowledge of the Company, neither the Company’s, nor its Subsidiaries’ registrations or uses of the domain names have been disturbed or placed “on hold.” Neither the Company, nor its Subsidiaries have received written notice of any claim asserted against the Company or its Subsidiary adverse to its rights to such domain names.

3.14

Compliance with Laws.

(a)

The Company and each Subsidiary has complied in all material respects, and is now in material compliance, with all Applicable Law.

(b)

The Company and each Subsidiary hold all material permits, licenses and approvals from, and has made all material filings with, Governmental Authorities, that are necessary and/or legally required to be held by it to conduct the Company Business without any violation of Applicable Law (“Company Governmental Permits”) and all such Company Governmental Permits are valid and in full force and effect.   The Company has not received, and has no Knowledge of, any notice or other communication from any Governmental Authority regarding (i) any actual or possible violation of law or any Company Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Governmental Permit.

(c)

Neither the Company nor to the Company’s Knowledge, any director, officer, agent or employee of the Company or any Subsidiary has, for or on behalf of the Company or any Subsidiary, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other payment in violation of Applicable Law.

3.15

Certain Transactions and Agreements

.  To the Knowledge of the Company, none of the officers and directors of the Company, and no stockholder of the Company owning more than 1% of any class of Company Capital Stock, nor any immediate family member of an officer or  director of the Company, has a direct ownership interest of more than 2% of the equity ownership of any firm or corporation that competes with, or does business with, or has a Contract or any other contractual arrangement with, the Company.  None of said officers, directors, stockholders or of immediate family members, is a party to, or otherwise directly or indirectly interested in any Company Material Contract.

3.16

Employees, ERISA and Other Compliance.

(a)

The Company is in compliance in all material respects with all Applicable Law and Contracts relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including employee compensation matters, and has correctly classified employees as exempt employees and nonexempt employees under the Fair Labor Standards Act.  A complete list of all corporate employees, officers and consultants of the Company and their current title and/or job description and compensation (base compensation and bonuses) is set forth on Schedule 3.16(a) of the Company Disclosure Schedule.  To the Knowledge of the Company, all employees of the Company are legally permitted to be employed by the Company in the jurisdiction in which such employee is employed in their current job capacities for the maximum period allowed under Applicable Law.  All consultants performing work for the Company or any Subsidiary have been properly classified as independent contractors for purposes of federal and applicable state Tax laws, laws applicable to employee benefits and other Applicable Law.  The Company does not have any employment or consulting Contracts currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions or for providing for the noncompetition covenant of the employee or consultant party thereto).

(b)

The Company is not now, nor has ever been, subject to a union organizing effort.  The Company is not subject to any collective bargaining agreement with respect to any of its employees, subject to any other Contract with any trade or labor union, employees’ association or similar organization, and subject to any current labor disputes.  To the Company’s Knowledge, no employee intends to terminate his or her employment with the Company.

(c)

The Company has no pension plan which constitutes, or has since the enactment of ERISA, constituted, a “multiemployer plan” as defined in Section 3(37) of ERISA or a “multiple employer plan” as defined in Section 413(c) of the Code.  No pension plan of the Company is subject to Title IV of ERISA.

(d)

Schedule 3.16(d) of the Company Disclosure Schedule lists each employment, consulting, severance or other similar Contract, each “employee benefit plan” as defined in Section 3(3) of ERISA and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements that are clearly identified as such), workers’ benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors that is entered into, maintained or contributed to by the Company or any ERISA Affiliate and covers any employee or former employee of the Company.  Such Contracts, plans and arrangements as are described in this Section 3.16(d) are hereinafter collectively referred to as “Company Benefit Arrangements.”

(e)

Each Company Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all Applicable Law that is applicable to such Company Benefit Arrangement.  No such Company Benefit Arrangement is an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is intended to qualify under Section 401(a) of the Code.  No Company Benefit Arrangement shall be subject to any surrender fees or services fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans.

(f)

The Company has timely filed and delivered or made available to Parent the three most recent annual reports (Form 5500) and all schedules attached thereto for each Company Benefit Arrangement that is subject to ERISA and Code reporting requirements, and all material communications with participants, the IRS, the U.S. Department of Labor (“DOL”), or any other Governmental Authority, administrators, trustees, beneficiaries and alternate payees relating to any Company Benefit Arrangement.

(g)

No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of the Company is threatened against or with respect to any Company Benefit Arrangement (other than claims for benefits under such Company Benefit Arrangement which are routine and uncontested), including any audit or inquiry by the IRS or the DOL.  The Company has never been a participant in any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that the Company sponsors as employer or in which the Company participates as an employer which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA) or that would be reasonably likely to result in an excise tax under the Code or the assessment of a civil penalty under Section 502(i) or ERISA.

(h)

All contributions due from the Company with respect to any of the Company Benefit Arrangements have been made or have been accrued on the Company’s financial statements (including the Company Financial Statements), and no further contributions shall be due or shall have accrued thereunder as of the Closing Date (other than contributions accrued in the ordinary course of business, consistent with past practices, after the Balance Sheet Date as a result of the operations of the Company after the Balance Sheet Date).  The Company does not maintain, nor has it ever maintained, any Company Benefit Arrangement qualified under Section 401(a) of the Code.  All claims as of the Closing Date made under any self-insured Company Benefit Arrangement that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA have been paid or, if not paid, will be paid by the Company.

(i)

All individuals who, pursuant to the terms of any Company Benefit Arrangement, are entitled to participate in any Company Benefit Arrangement, are currently participating in such Company Benefit Arrangement or have been offered an opportunity to do so and have declined in writing.

(j)

The Company shall not have any material Liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement.

(k)

There has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under, any Company Benefit Arrangement that would increase materially the expense of maintaining such Company Benefit Arrangement above the level of the expense incurred in respect thereof during the Company’s fiscal year ending June 30, 2007, except any such amendments that are required under Applicable Law.

(l)

Each Company Benefit Arrangement, to the extent applicable, is in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code, Sections 601 through 608 of ERISA, the Americans with Disabilities Act of 1990, as amended, and the regulations thereunder, the Health Insurance Portability and Accountability Act of 1996, as amended, the Women’s Health and Cancer Rights Act of 1998, and the Family Medical Leave Act of 1993, as amended, and the regulations thereunder, as such requirements affect the Company and its employees.  There are no outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended, (“COBRA”), with respect to any of the Company Benefit Arrangements, covered employees or qualified beneficiaries that would be reasonably likely to result in a Material Adverse Effect on the Company or Parent .

(m)

No benefit payable or that may become payable by the Company pursuant to any Company Benefit Arrangement or as a result of, in connection with or arising under this Agreement or the Articles of Merger shall constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code) that is subject to the imposition of an excise tax under Section 4999 of the Code or that would not be deductible by reason of Section 280G of the Code.  Unless otherwise indicated in Schedule 3.16(m) of the Company Disclosure Schedule or as provided in the Company’s stock option plans, the Company is not a party to any:  (i) Contract with any executive officer or other key employee thereof (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company in the nature of the Merger or any of the other transactions contemplated by this Agreement or any Company Ancillary Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment other than as required by COBRA (or similar state laws), vacation pay cash-outs or other arrangements governed by ERISA; or (ii) Contract or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which shall be increased, or the vesting of benefits of which shall be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement, or any event subsequent to the Merger such as the termination of employment of any person, or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.  The Company has no obligation to pay any material amount or provide any material benefit to any former employee or officer, other than obligations (i) for which the Company has established a reserve for such amount on the Company Balance Sheet and (ii) pursuant to Contracts entered into after the Balance Sheet Date and disclosed on Schedule 3.16(m) of the Company Disclosure Schedule.

(n)

To the Company’s Knowledge, no employee or consultant of the Company is in material violation of (i) any term of any employment or consulting Contract or (ii) any term of any other Contract or any restrictive covenant relating to the right of any such employee or consultant to be employed by the Company or to use trade secrets or proprietary information of others.  To the Company’s Knowledge, the employment of any employee or consultant by the Company does not subject it to any Liability to any third party other than Liabilities with respect to employer payroll tax and employee tax withholding.

(o)

The Company has not established any compensation and benefit plan that is maintained or is required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction, outside of the United States.

(p)

In the past two years, there has been no “mass layoff,” “employment loss,” or “plant closing” as defined by the Workers Adjustment and Retraining Notification Act (the “WARN Act”) in respect of the Company.

3.17

Corporate Documents

.  The Company has delivered or made available to Parent the following documents:  (a) copies of the Certificate of Incorporation and Bylaws (or other comparable charter documents), each as currently in effect, of the Company; (b) the minute books containing all records of all proceedings, consents, actions and meetings of the Board of Directors and any committees thereof and stockholders of the Company; (c) the stock ledger and option ledger and journal reflecting all stock issuances and transfers and all grants of options relating to the Company; and (d) all permits, orders and consents issued by, and filings by the Company with, any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders and consents.

3.18

Merger Expenses

.  Neither the Company nor any affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement other than as set forth on Schedule 3.18 to the Company Disclosure Schedule. The legal and accounting advisors, and any other persons, to whom the Company currently expects to owe fees and expenses that will constitute Company Merger Expenses are set forth on Schedule 3.18.

3.19

Books and Records.

(a)

The books, records and accounts of the Company (i) are in all material respects true, complete and correct, (ii) have been maintained in all material respects in accordance with good business practices on a basis consistent with prior years, and (iii) accurately and fairly reflect in all material respects the basis for the Company Financial Statements.

(b)

The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary (1) to permit preparation of financial statements and (2) to maintain accountability for assets; and (iii) the amount recorded for assets on the Company’s books and records is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.20

Insurance.

The Company maintains the policies of insurance and bonds set forth in Schedule 3.20 of the Company Disclosure Schedule, including all legally required workers’ compensation and other insurance.  Schedule 3.20 sets forth the name of the insurer under each such policy and bond, the type of policy or bond, and the coverage amount and any applicable deductible.  There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been timely paid, and the Company is otherwise in material compliance with the terms of such policies and bonds.  All such policies and bonds remain in full force and effect and to the Knowledge of the Company insure against risks and liabilities to an extent and in a manner customary in the industries in which the Company and its Subsidiaries operate.  The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies or bonds.  The Company has delivered or made available to Parent correct and complete copies of all such policies of insurance and bonds issued at the request or for the benefit of the Company.

3.21

Environmental Matters.

(a)

The Company, its Subsidiaries and their respective predecessors and affiliates are in material compliance with all Environmental Laws (as defined below), which compliance includes the possession by the Company of all material permits and other governmental authorizations required under Environmental Laws and compliance with the terms and conditions thereof.  The Company and its Subsidiaries have not received any written notice or other written communication, whether from a Governmental Authority, citizens groups, employee or otherwise, that alleges that the Company or any Subsidiary are not in compliance with any Environmental Law, and to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the material compliance by the Company or any Subsidiary with any current Environmental Law in the future.  To the Knowledge of the Company, no current or prior owner of any property leased or possessed by the Company or any Subsidiary has received any written notice or other written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner, the Company, or any Subsidiary is not in compliance with any Environmental Law.  All Company Governmental Permits pursuant to any Environmental Law (if any) are identified in Schedule 3.21 of the Company Disclosure Schedule.

(b)

For purposes of this Section 3.21:  (i) “Environmental Law” means any federal, state or local statute, law, regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) “Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

3.22

No Existing Discussions

.  Neither the Company nor, to the Knowledge of the Company, any director, officer, stockholder, employee or agent (or any investment banker, broker, finder or similar party) of the Company is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Alternative Transaction.

3.23

Customers and Suppliers.

(a)

The Company has not received any written notice of any material disputes concerning its products and/or services with any customer or distributor and the Company has no Knowledge of any other material disputes concerning its products and/or services with any customer or distributor.  Since the Balance Sheet Date, the Company has not received any written or, to the Company’s Knowledge, oral notice from any customer that such customer shall not continue as a customer of the Company or that such customer intends to terminate or materially modify existing Contracts with the Company (or the Surviving Entity or Parent) or that such customer refuses to make payments for products delivered or services rendered.  Since the Balance Sheet Date, the Company has not had any of its products returned except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any material amount of revenue by the Company.

(b)

The Company has not received any written notice of any material disputes concerning products and/or services provided by any supplier and the Company has no Knowledge of any other material disputes concerning products and/or services provided by any supplier.  Each supplier to whom, in the year ended June 30, 2007, the Company paid (or accrued an obligation to pay) $50,000 or more, together with the amounts paid or payable by the Company to such supplier during the year ended June 30, 2007, as well as any sole-source supplier (identified as such), is listed on Schedule 3.23(b).  Since the Balance Sheet Date, the Company has not received any written notice from any supplier that such supplier shall not continue as a supplier to the Company or that such supplier intends to terminate or materially modify existing Contracts with the Company (or the Surviving Entity or Parent).  The Company has access, on commercially reasonable terms, to all products and services reasonably necessary to carry on the Company Businesses, and the Company has no Knowledge of any reason why it will not continue to have such access on commercially reasonable terms.

(c)

Schedule 3.23(c) lists each Contract pursuant to which the Company is obligated to provide support, development, implementation or other similar professional  services (the “Support Agreements”) that are materially different from the form of the agreement identified as the Standard Support Agreement delivered or made available to the Parent by the Company (the “Standard Support Agreement”).  The Company is not obligated to provide to any Person any development, training or other professional services that do not constitute ordinary support obligations pursuant to the terms of the Standard Support Agreement.

3.24

Products Liability and Warranty Liability

.   The Company has made available a description of all product warranty claims with respect to products of the Company and its Subsidiaries during the year immediately preceding the date hereof.  The Company has previously delivered or made available to the Parent a correct and complete copy of each express warranty relating to any product of the Company or its Subsidiaries.

3.25

Accounts Receivable

.  Schedule 3.25 of the Company Disclosure Schedule sets forth an accurate and complete aging of the Company’s accounts receivable as of August 31, 2007 in the aggregate and by customer.  All accounts receivable reflected on Schedule 3.25 have either been collected in full prior to the Agreement Date or are collectible in full following the Agreement Date in the ordinary course of the Company Business.

3.26

Disclosure

.  To the Company’s Knowledge, neither this Agreement (including its exhibits and schedules and the Company Disclosure Schedule) nor the Company Ancillary Agreements contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company as follows:

4.1

Organization and Good Standing.

Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as presently proposed to be conducted.  Interim Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Quintum Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent, Interim Sub and Quintum Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not individually or in the aggregate be material to Parent ‘s, Interim Sub’s or Quintum Sub’s ability to consummate the Merger or to perform their respective obligations under this Agreement, the Parent Ancillary Agreements and the Merger Sub Ancillary Agreements.  Parent has made available to the Company true and complete copies of the currently effective Certificate of Incorporation  and Bylaws of Parent, Interim Sub and Quintum Sub, each as amended to date.   Each of Parent, Interim Sub, and Quintum Sub are not in violation of its respective Certificate of Incorporation  or Bylaws, each as amended to date.

4.2

Power, Authorization and Validity.

(a)

Power and Authority.  Parent has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Parent Ancillary Agreements and to consummate the Merger.  The execution, delivery and performance by Parent of this Agreement, each of the Parent Ancillary Agreements and all other Contracts, transactions and actions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary corporate action on the part of Parent.  Each of Interim Sub and Quintum Sub has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Merger Sub Ancillary Agreements and to consummate the Merger.  The execution, delivery and performance by Interim Sub and Quintum Sub of this Agreement, each of the Merger Sub Ancillary Agreements and all other Contracts, transactions and actions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary corporate or other action on the part of Interim Sub and Quintum Sub.

(b)

No Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, or any other Person, governmental or otherwise, is necessary or required to be made or obtained by Parent, Interim Sub or Quintum Sub to enable Parent, Interim Sub and Quintum Sub to lawfully execute and deliver, enter into, and perform its obligations under this Agreement, each of the Parent Ancillary Agreements and each of the Merger Sub Ancillary Agreements or to consummate the Merger, except for:  (i)  the filing of the Certificates of Merger with the Office of the Secretary of State of the State of Delaware; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not be material to the Company or Parent and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

(c)

Enforceability.  This Agreement has been duly executed and delivered by Parent, Interim Sub and Quintum Sub.  This Agreement and each of the Parent Ancillary Agreements are, or when executed by Parent shall be, valid and binding obligations of Parent , enforceable against Parent in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.  This Agreement and each of the Merger Sub Ancillary Agreements are, or when executed by Interim Sub and Quintum Sub shall be, valid and binding obligations of Interim Sub and Quintum Sub, respectively, enforceable against Interim Sub and Quintum Sub in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

4.3

No Conflict

.  Neither the execution and delivery of this Agreement, any of the Parent Ancillary Agreements or any of the Merger Sub Ancillary Agreements by Parent, Interim Sub or Quintum Sub, nor the consummation of the Merger or any other transaction contemplated hereby or thereby, shall conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under:  (a) any provision of the Certificate of Incorporation or Certificate of Formation, as applicable, or Bylaws or Operating Agreement, as applicable of Parent, Interim Sub or Quintum Sub, each as currently in effect; (b) any Applicable Law applicable to Parent , Interim Sub, or Quintum Sub or any of their respective material assets or properties; or (c) any Contract to which Parent, Interim Sub or Quintum Sub is a party or by which Parent, Interim Sub or Quintum Sub or any of their respective material assets or properties are bound, except in the cases of clauses (b) and (c) where such conflict, termination, breach, impairment, violation or default would not be material to Parent’s, Interim Sub’s or Quintum Sub’s ability to consummate the Merger or to perform their respective obligations under this Agreement, the Parent Ancillary Agreements and the Merger Sub Ancillary Agreements.

4.4

Interim Operations of Interim Sub and Quintum Sub

.  Interim Sub and Quintum Sub were formed by Parent solely for the purpose of engaging in the transactions contemplated by this Agreement, have engaged in no other business activities and have conducted its operations only as contemplated by this Agreement.  Interim Sub and Quintum Sub have no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Parent , are not a party to any Contract other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

4.5

Stockholders Consent

.  No consent or approval of the stockholders of Parent is required or necessary for Parent to enter into this Agreement or to consummate the transactions contemplated hereby.

4.6

Valid Issuance of Parent Common Stock.

The shares of Parent Common Stock to be issued pursuant to the terms of this Agreement will be duly authorized, validly issued, fully paid, and non-assessable and will not be subject to any preemptive rights.

4.7

SEC Filing; Financial Statements.

(a)

Parent has filed with the SEC and made available to the Company or its representatives all forms, prospectuses, registration statements, reports and documents required to be filed by Parent with the SEC since January 1, 2005 (collectively, the “Parent SEC Reports”).  The Parent SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statement in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading.

(b)

Each of the financial statements (including, in each case, any related notes) contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statement or, in the case or unaudited statements, as permitted by Form 10-Q of the SEC) and fairly represented the consolidated financial position of Parent and its subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

(c)

Each Parent SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)

Parent has filed with the New York Stock Exchange (the “NYSE”) all documents required to be filed by Parent with the NYSE since January 1, 2005, and all such documents, at the time filed, complied in all material respects with the applicable requirements of the NYSE.  The Parent has not received any notice from the NYSE that it is not in compliance with the rules of the NYSE.

(e)

Parent has not received any correspondence (written or oral) from the SEC or other applicable Governmental Authority questioning the effectiveness of its disclosure controls and procedures.

4.8

Disclosure

.  To the Parent’s Knowledge, this Agreement (including its exhibits and schedules) does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

4.9

Sufficient Funds

.  Parent has, or will have available to it at the First Effective Time, sufficient funds to complete the Merger.

4.10

Compliance with Laws; Taxes; Litigation

.  To the Parent’s knowledge, except as would not result in a Material Adverse Effect on the Parent:

(a)

The Parent has complied in all material respects, and is now in material compliance, with all Applicable Law.  The Parent holds all material permits, licenses and approvals from, and has made all material filings with, Governmental Authorities, that are necessary and/or legally required to be held by it to conduct its business without any violation of Applicable Law (the “Parent Governmental Permits” and all such Parent Governmental Permits are valid and in full force and effect.   The Parent has not received, and has no Knowledge of, any notice or other communication from any Governmental Authority regarding (i) any actual or possible violation of law or any such Parent Governmental Permit or any failure to comply with any term or requirement of any Parent Governmental Permit or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Parent Governmental Permit.

(b)

The Parent (and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Parent is or has been a member), (A) has properly completed and timely filed all Returns required to be filed by it or on its behalf, (B) has timely paid all Taxes required to be paid by it for which payment was due (other than Taxes or other charges which are being contested in good faith, , (C) has made (or will make on a timely basis) all estimated Tax payments required to be made, and (D) has no Liability for Taxes in excess of the amount so paid or accruals or reserves so established.  All such Returns are true, correct and complete in all material respects. The Parent has not received any notification in writing from the IRS or any other Taxing authority regarding any material issues that (i) are currently pending before the IRS or any other Taxing agency or authority (including any sales or use Taxing authority) regarding the Parent, or (ii) have been raised by the IRS or other Taxing agency or authority and not yet finally resolved.

(c)

There is no Action pending against the Parent (or against any officer, director, employee or agent of the Parent in their capacity as such) before any Governmental Authority, arbitrator or mediator, nor has any such Action been threatened.

ARTICLE V
COMPANY COVENANTS

During the time period from the Agreement Date until the earlier to occur of (a) the First Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article VIII, the Company covenants and agrees with Parent as follows:

5.1

Advice of Changes

.  The Company shall promptly advise Parent in writing of (a) any event occurring subsequent to the Agreement Date that would render any representation or warranty of the Company contained in Article III untrue or inaccurate such that the condition set forth in Section 7.2(a) would not be satisfied, (b) any breach of any covenant or obligation of the Company pursuant to this Agreement or any Company Ancillary Agreement such that the condition set forth in Section 7.2(b) would not be satisfied, (c) any Material Adverse Change in the Company, or (d) any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Effect on the Company or cause any of the conditions set forth in Section 7.2 not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.1 shall not be deemed to amend or supplement the Company Disclosure Schedule.

5.2

Maintenance of Business.

(a)

The Company shall use its commercially reasonable efforts to carry on and preserve the Company Business and its business relationships with customers, advertisers, suppliers, employees, independent contractors and others with whom the Company has contractual relations.  If the Company becomes aware of any material deterioration in the relationship with any material customer, advertiser, supplier, employee or independent contractor, it shall promptly bring such information to Parent ‘s attention in writing and, if requested by Parent, shall exert commercially reasonable efforts to promptly restore the relationship.

(b)

The Company shall (i) pay all of its debts and taxes when due, subject to good faith disputes over such debts or taxes and (ii) pay or perform its other Liabilities when due.

(c)

The Company shall assure that each of its Contracts entered into after the Agreement Date will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Merger.

5.3

Conduct of Business

.  The Company and each Subsidiary shall continue to conduct the Company Business in the ordinary and usual course consistent with its past practices, and neither the Company nor any Subsidiary shall, without Parent ‘s prior written consent, such consent not to be unreasonably withheld:

(a)

incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or issue or sell any debt securities or guarantee any debt securities of another Person;

(b)

(i) lend any money, other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with its past practices, (ii) make any investments in or capital contributions to, any Person, (iii) forgive or discharge in whole or in part any outstanding loans or advances, or (iv) prepay any indebtedness;

(c)

enter into any Company Material Contract, violate, terminate, amend or otherwise modify or waive any of the material terms of any Company Material Contract, or enter into any material transaction;

(d)

place or allow the creation of any Encumbrance (other than a Permitted Encumbrance) on any of its assets or properties;

(e)

sell, lease, license, transfer or dispose of any assets material to the Company Business;

(f)

except as set forth in this Agreement, (i) pay any bonus, increased salary, severance or special remuneration to any officer, director, employee or consultant, (ii) amend or enter into any employment or consulting Contract with any such person, or (iii) adopt or amend any employee or compensation benefit plan, including any stock purchase, stock issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan (except in each case as required under ERISA or as necessary to maintain the qualified status of such plan under the Code);

(g)

change any of its accounting methods;

(h)

declare, set aside or pay any cash or stock dividend or other distribution (whether in cash, stock or property) in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from its employees, directors, consultants or contractors in connection with the termination of their services at the original purchase price of such stock), or pay or distribute any cash or property to any of its stockholders or securityholders or make any other cash payment to any of its stockholders or securityholders;

(i)

terminate, waive or release any material right or claim;

(j)

other than in connection with the exercise and/or conversion of outstanding stock option, warrant or other convertible securities, issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock;

(k)

subdivide, split, combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

(l)

merge, consolidate or reorganize with, acquire, or enter into any other business combination with any corporation, partnership, limited liability company or any other entity (other than Parent), acquire a substantial portion of the assets of any such entity, or enter into any negotiations, discussions or Contract for such purpose;

(m)

amend its Certificate of Incorporation  or Bylaws or other comparable charter documents (other than as described in Section 5.13 below);

(n)

license any of its technology or Intellectual Property, other than non-exclusive licenses in the ordinary course of business consistent with its past practices;

(o)

materially change any insurance coverage;

(p)

(i) agree to any audit assessment by any taxing authority, (ii) file any Return or amendment to any Return unless copies of such Return or amendment have first been delivered to Parent for its review at a reasonable time prior to filing, (iii) except as required by Applicable Law, make or change any material election in respect of taxes or adopt or change any material accounting method in respect of taxes, or (iv) enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;

(q)

modify or change the exercise or conversion rights or exercise or purchase prices of any of its capital stock, any of its stock options, warrants or other securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any of its capital stock or other securities or (ii) the vesting or release of any shares of its capital stock or other securities from any repurchase options or rights of refusal held by it or any other party or any other restrictions;

(r)

(i) initiate any Action or (ii) settle or agree to settle any Action, other than a settlement or agreement to settle with respect to the Patent Claim that involves solely the payment of money damages in an aggregate amount (including all Damages) not to exceed the Patent Escrow Amount (and which settlement is funded from the Patent Escrow Amount);

(s)

(i) pay, discharge or satisfy, in an amount in excess of $10,000 in any one case or $25,000 in the aggregate, any Liability arising otherwise than in the ordinary course of business, other than (1) the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Company Balance Sheet and (2) the payment, discharge or satisfaction of Company Merger Expenses, or (ii) make any capital expenditures, capital additions or capital improvements;

(t)

change the manner in which it extends warranties, discounts or credits to customers; or

(u)

(i) agree to do any of the things described in the preceding clauses (a)-(t), (ii) take or agree to take any action which would reasonably be expected to make any of the Company’s representations or warranties contained in this Agreement materially untrue or incorrect, or (iii) take or agree to take any action which would reasonably be expected to prevent the Company from performing or cause the Company not to perform one or more covenants required hereunder to be performed by the Company.

For purposes of this Section 5.3, “Company Material Contract” includes any Contract arising subsequent to the date of this Agreement that would have been required to be listed on the Company Disclosure Schedule pursuant to Section 3.11 or Section 3.13 had such Contract been in effect on the date of this Agreement.

5.4

Regulatory Approvals.

The Company shall promptly execute and file, or join in the execution and filing of, any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be required in connection with the consummation of the Merger and the other transactions contemplated by this Agreement or any Company Ancillary Agreement.  The Company shall use commercially reasonable efforts to obtain, and to cooperate with Parent to promptly obtain, all such authorizations, approvals and consents and shall pay any associated filing fees payable by the Company with respect to such authorizations, approvals and consents.  The Company shall promptly inform Parent of any material communication between the Company and any Governmental Authority regarding any of the transactions contemplated hereby.  If the Company or any affiliate of the Company receives any formal or informal request for supplemental information or documentary material from any Governmental Authority with respect to the transactions contemplated hereby, then the Company shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request following consultation with Parent.

5.5

Approval of Company Stockholders.

The Board of Directors of the Company will unanimously recommend to the Company Stockholders that they approve this Agreement and the Merger and the Company shall promptly following the signing of the Agreement obtain written consents from Company Stockholders that  hold sufficient number of shares to approve the Merger in accordance with Applicable Law, the Company’s Certificate of Incorporation and Bylaws (the “Requisite Company Stockholder Consent”).  Prior to the Closing Date and at the earliest practicable date following the Agreement Date, and in accordance with Applicable Law, the Company’s Certificate of Incorporation and Bylaws, the Company shall solicit written consents from all other Company Stockholders to obtain their approval of this Agreement and the Merger or otherwise notify  the Company Stockholders of the transactions contemplated by this Agreement and their appraisal rights in connection therewith pursuant to Section 263 of Delaware Law and other Applicable Law.  In soliciting such written consent, the Company shall use its reasonable best efforts to obtain the approval of the stockholders of the Company.  The Company will prepare an information statement (the “Information Statement”) in form and substance reasonably acceptable to Parent and its Representatives, with respect to the solicitation of written consents to approve this Agreement, the Merger and related matters.  Each of Parent and the Company agrees to provide promptly to the other such information concerning the Company Business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement.  As soon as reasonably practicable after the execution of this Agreement, the Company will distribute the Information Statement to the stockholders of the Company.  Whenever any event occurs which should be set forth in an amendment or supplement to the Information Statement, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of the Company, such amendment or supplement.

5.6

Novations, Terminations, Amendments, Consents, Authorizations and Notices.

The Company shall use its commercially reasonable efforts to obtain prior to Closing such written novations, terminations, amendments, consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement, to enable the Surviving Entity (or Parent) to carry on the Company Business immediately after the Closing Date and to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any Contract, including such novations, terminations, amendments, consents, authorizations and notices listed on Schedules 7.2(g)(A), 7.2(g)(B), 7.2(g)(C) and 7.2(g)(D) hereof.

5.7

Litigation.

The Company shall notify Parent in writing promptly after learning of any material Action by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective officers, directors, employees or stockholders in their capacity as such.

5.8

No Other Negotiations.

(a)

Effective upon delivery of the Requisite Stockholder Consent, the Company shall not, and shall not authorize, encourage or permit any of its officers, directors, employees, stockholders, affiliates, agents, advisors (including any attorneys, financial advisors, investment bankers or accountants) or other representatives (collectively, “Company Representatives”) to, directly or indirectly:  (a) solicit, initiate, or knowingly encourage, facilitate or induce the making, submission or announcement of any inquiry, offer or proposal from any Person (other than Parent) concerning any Alternative Transaction; (b) furnish any nonpublic information regarding the Company to any Person (other than Parent and its agents and advisors) in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that the Company is subject to this Section 5.8); (c) enter into, participate in, maintain or continue any discussions or negotiations with any Person (other than Parent and its agents and advisors) with respect to any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that the Company is subject to this Section 5.8); (d) otherwise cooperate with, facilitate or encourage any effort or attempt by any Person (other than Parent and its agents and advisors) to effect any Alternative Transaction; or (e) execute, enter into or become bound by any letter of intent, memorandum of understanding, other Contract or understanding between the Company and any Person (other than Parent) that is related to, provides for or concerns any Alternative Transaction.  If any Company Representatives, whether in his or her capacity as such or in any other capacity, takes any action that the Company is obligated pursuant to this Section 5.8(a) to cause such Company Representatives not to take, then the Company shall be deemed for all purposes of this Agreement to have breached this Section 5.8(a).

(b)

The Company shall notify Parent within 24 hours after receipt by the Company (or, to the Company’s Knowledge, by any of the Company Representatives) of any inquiry, offer or proposal that constitutes an Alternative Transaction, or any other notice that any Person is considering making an Alternative Transaction, or any request for nonpublic information relating to the Company or for access to any of the properties, books or records of the Company by any Person or Persons other than Parent (which notice shall identify the Person or Persons making, or considering making, such inquiry, offer or proposal) in connection with a potential Alternative Transaction and shall keep Parent fully informed of the status and details of any such inquiry, offer or proposal and any correspondence or communications related thereto and shall provide to Parent a correct and complete copy of such inquiry, offer or proposal and any amendments, correspondence and communications related thereto, if it is in writing, or a written summary of the material terms thereof, if it is not in writing.  The Company shall provide Parent with 48 hours prior notice (or such lesser prior notice as is provided to the members of the Board of Directors of the Company) of any meeting of the Board of Directors of the Company at which the Board of Directors of the Company is reasonably expected to consider any Alternative Transaction.  The Company shall immediately cease and cause to be terminated any and all existing activities, discussions and negotiations with any Persons conducted heretofore with respect to an Alternative Transaction.

5.9

Access to Information.

The Company shall allow Parent and its agents and advisors access at reasonable times to the files, books, records, technology, Contracts, personnel and offices of the Company, including any and all information relating to the Company’s taxes, Contracts, Liabilities, financial condition and real, personal and intangible property, subject to the terms of the Non-Disclosure Agreement between the Company and Parent dated as of July 13, 2007 (the “Mutual NDA”).  The Company shall cause its accountants to cooperate with Parent and Parent’s agents and advisors in making available all financial information reasonably requested by Parent and its agents and advisors, including the right to examine all working papers pertaining to all financial statements prepared by such accountants.

5.10

Satisfaction of Conditions Precedent.

The Company shall use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent set forth in Sections 7.1 and 7.2, and the Company shall use commercially reasonable efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

5.11

Notices to Company Stockholders and Employees.

(a)

The Company shall timely provide to holders of Company Capital Stock, options and warrants all advance notices required to be given to such holders in connection with this Agreement, the Merger and the transactions contemplated by this Agreement under any applicable Contracts and under Applicable Law.

(b)

The Company shall give all notices and other information required to be given by the Company to the employees of the Company, any collective bargaining unit representing any group of employees of the Company, and any applicable Governmental Authority under the WARN Act, the National Labor Relations Act, as amended, the Code, COBRA and other Applicable Law in connection with the transactions contemplated by this Agreement or other applicable Contracts.

5.12

Certain Closing Certificates and Documents.

The Company shall prepare and deliver to Parent drafts of (i) the Stockholder Spreadsheet, (ii) a list of all holders of Holdover Options and the Holdover Option Termination Payments payable to such holders pursuant to Section 2.2(a)(iii)(D), and (iii) the Closing Date Balance Sheet, each not later than five (5) Business Days prior to the Closing Date.  The Company shall consider in good faith any comments and proposed changes to the draft of the Closing Date Balance Sheet that may be suggested by Parent in the period following delivery thereof but prior to Closing.  Such drafts of the Closing Date Balance Sheet shall present fairly, on a good faith basis and using the Company’s reasonable best efforts, the estimated financial position of the Company and its Subsidiaries as of immediately prior to the First Effective Time on the Closing Date in accordance with GAAP. The Company shall also provide no later than five (5) Business Days prior to the Closing Date, its reasonable estimate of the Company Merger Expenses.

5.13

Amendment to Restated Certificate

.  The Company shall amend its Certificate of Incorporation as set forth in the Certificate of Amendment attached hereto as Exhibit E  in order to authorize the conversion of shares of Company Capital Stock in accordance with Section 2.1 and the deposit of the Escrow Amount and Patent Escrow Amount in accordance with Section 2.2, to permit valuation of Parent Common Stock at the Average Parent Stock Price for purposes of compliance with the distribution provisions of the Certificate and to waive any notice requirements imposed in the Certificate that would otherwise be applicable to the Merger.  The Company shall file the Certificate of Amendment no later than two (2) Business Days after the Requisite Company Stockholder Consent is obtained.

ARTICLE VI
PARENT COVENANTS

During the time period from the Agreement Date until the earlier to occur of (a) the First Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article VIII, Parent covenants and agrees with the Company as follows:

6.1

Advice of Changes.

Parent shall promptly advise the Company in writing of (a) any event occurring subsequent to the Agreement Date that would render any representation or warranty of Parent, Interim Sub or Quintum Sub contained in Article IV untrue or inaccurate such that the condition set forth in Section 7.3(a) would not be satisfied, or (b) any breach of any covenant or obligation of Parent, Interim Sub or Quintum Sub pursuant to this Agreement, any Parent Ancillary Agreement or any Merger Sub Ancillary Agreement such that the condition set forth in Section 7.3(b) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.1 shall not be deemed to amend or supplement the Parent Disclosure Schedule.

6.2

Regulatory Approvals.

Parent shall promptly execute and file, or join in the execution and filing of, any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether foreign, federal, state, local or municipal, which may be required in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, any Parent Ancillary Agreement or any Merger Sub Ancillary Agreement.  Parent shall use commercially reasonable efforts to obtain all such authorizations, approvals and consents and shall pay any associated filing fees payable by Parent, Interim Sub or Quintum Sub with respect to such authorizations, approvals and consents.  Parent shall promptly inform the Company of any material communication between Parent and any Governmental Authority regarding any of the transactions contemplated hereby.  If Parent or any affiliate of Parent receives any formal or informal request for supplemental information or documentary material from any Governmental Authority with respect to the transactions contemplated hereby, then Parent shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request.  Notwithstanding anything in this Agreement to the contrary, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Applicable Law, it is expressly understood and agreed that neither Parent nor any of its Subsidiaries or affiliates shall be under any obligation to:  (a) litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; or (b) make proposals, execute or carry out Contracts or submit to orders providing for (i) the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its subsidiaries or affiliates or the Company or any of its Subsidiaries, or the holding separate of the shares of Company Capital Stock or (ii) the imposition of any limitation on the ability of Parent or any of its subsidiaries or affiliates to freely conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Capital Stock.

6.3

Satisfaction of Conditions Precedent.

Parent shall use its commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Sections 7.1 and 7.3, and Parent shall use its commercially reasonable efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement as soon as reasonably practical.

6.4

New York Stock Exchange Listing.

Parent shall, prior to the First Effective Time, file with The New York Stock Exchange a Subsequent Listing Application with respect to the shares of Parent Common Stock to be issued in the Merger.

6.5

Registration of Parent Common Stock.

(a)

Registrable Shares.  For purposes of this Agreement, “Registrable Shares” shall mean the shares of Parent Common Stock issued in the Merger and any common stock issued by Parent in respect of such shares of Parent Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization but excluding shares of Parent Common Stock issued in the Merger that have been sold or otherwise transferred by the Company Stockholders who initially received such shares in the Merger in violation of this Agreement, the Stockholder Agreement or Applicable Law.

(b)

Required Registration.  Parent shall prepare and file with the SEC a registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act as soon as practicable, but in no event later than the date that is 30 days following the Closing Date (and, if such date should fall on a day other than a Business Day, then on the next following Business Day) with respect to the Registrable Shares (the “Registration Statement”), and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as promptly as practicable thereafter; provided, however, that Parent shall not be obligated to file more than one (1) Registration Statement pursuant to this Section 6.5.  Parent shall deliver to each holder of Registrable Shares, including any permitted transferees reflected in the stockholder records of Parent (each, a “Holder”), in writing at the address set forth in the stockholder records of Parent, notice that such Registration Statement has been declared effective by the SEC within two (2) Business Days following such declaration by the SEC.

(c)

Effectiveness; Suspension Right.

(i)

Parent will use commercially reasonable efforts to maintain the effectiveness of the Registration Statement for such period of time after the Closing Date equal to the then current holding period under Rule 144(k) of the Securities Act (the “Registration Effective Period”),   and during such Registration Effective Period, (a) prepare and file with the SEC such amendments (including post-effective amendments) to the Registration Statement and supplements to the prospectus contained therein as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the prospectus forming a part thereof to be current and usable by the Holders for resales of the Registrable Shares and (b) take all lawful action such that the Registration Statement and any amendment thereto does not, when it becomes effective, and any prospectus forming a part of the Registration Statement and any amendment thereto does not, as of the date of delivery to the Holder, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading subject in each case to the following limitations and qualifications.

(ii)

Following the date on which the Registration Statement is first declared effective, the Holders will be permitted (subject in all cases to Section 6.6(a) and Section 6.7 below) to offer and sell Registrable Shares during the Registration Effective Period in the manner described in the Registration Statement provided that the Registration Statement remains effective and has not been suspended.

(iii)

Notwithstanding any other provision of this Section 6.5 but subject to Section 6.6, Parent shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Shares whenever, and only for so long as, in the reasonable judgment of Parent after consultation with counsel there is in existence material undisclosed information or events with respect to Parent (the “Suspension Right”).  In the event Parent exercises the Suspension Right, such suspension will continue only for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Parent and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by Parent.  The Suspension Right shall not be invoked during any period when officers or directors of the Parent are permitted to trade in the Parent Common Stock.

(d)

Expenses.  The costs and expenses to be borne by Parent for purposes of this Section 6.5 shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling stockholders), legal fees and disbursements of counsel for Parent, “blue sky” expenses, accounting fees and filing fees, but shall not include underwriting commissions, legal fees and disbursements of counsel to the Holders, if any, or similar charges.

(e)

Indemnification.

(i)

To the extent permitted by Law, Parent will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, its officers, directors, stockholders or partners and each person, if any, who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, reasonable expenses (including, without limitations, attorneys fees) or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (A) any Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any “issuer free writing prospectus” (as defined in Securities Act Rule 433), (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Parent will pay to each such Holder (and its officers, directors, stockholders or partners), underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with the investigating or defending of any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.5(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent; nor shall Parent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (a) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement by any such Holder, or (b) a Violation that would not have occurred if such Holder had delivered to the purchaser the version of the prospectus most recently made available by Parent to the Holder as of the date of such sale.

(ii)

To the extent permitted by law, each Holder will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter, any other Holder selling securities pursuant to the Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, reasonable expenses (including without limitation, attorneys fees), or liabilities (or action in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of such Holder to comply with the prospectus delivery requirements under the Securities Act, and the failure of such Holder to deliver the most current prospectus made available by Parent prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in the Registration Statement or such Violation is caused by such Holder’s failure to deliver to the purchaser of the Holder’s Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to such Holder by Parent; and such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6.5(e)(ii) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.5(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Representative, which consent shall not be unreasonably withheld.  The aggregate indemnification and contribution liability of such Holder under this Section 6.5(e)(ii) shall not exceed the net proceeds received by such Holder in connection with sale of Registrable Shares pursuant to the Registration Statement, except in the case of fraud by such Holder.

(iii)

Each person entitled to indemnification under this Section 6.5(e) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.5 unless the Indemnifying Party is materially prejudiced thereby.  No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv)

To the extent that the indemnification provided for in this Section 6.5 (e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable, by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission.

6.6

Parent Obligations.

In connection with the registration of the Registrable Shares, Parent shall use its commercially reasonable efforts to:

(a)

prepare and file a Registration Statement with the SEC which shall comply as to form with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its commercially reasonable efforts to cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement to comply in all material respects with the rules and regulations of the SEC;

(b)

furnish to each Holder, (i) as soon as reasonably practicable after the Registration Statement is filed with the SEC, one copy of the Registration Statement, each prospectus forming a part of the Registration Statement, and each amendment or supplement thereto, and (ii) following the effective date of the Registration Statement, such number of copies of the prospectus and all amendments and supplements thereto and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder;

(c)

(i) register or qualify the Registrable Shares covered by the Registration Statement under such securities or “Blue Sky” laws of all jurisdictions requiring Blue Sky registration or qualification, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Effective Period, (iii)  if required by law, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iv) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Effective Period, and (v) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.6(c)or (B) file a general consent to service of process in any such jurisdiction;

(d)

cooperate with the Holders who hold Registrable Shares to facilitate the timely preparation and delivery of certificates for the Registrable Shares and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders reasonably may request and registered in such names as the Holders may request; and, within three (3) Business Days after the Registration Statement is declared effective by the SEC, deliver and cause legal counsel selected by Parent to deliver to the transfer agent for the Registrable Shares (with copies to the Holders) an appropriate instruction and, to the extent necessary, an opinion of such counsel, to facilitate the timely preparation and delivery of such certificates; and

(e)

take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Holders of their Registrable Shares in accordance with the intended methods therefore provided in the prospectus which are customary under the circumstances, including without limitation providing reasonable assistance in confirming (assuming the same is true) that a Holder is not an “affiliate” of the Parent within the meaning of the Securities Act; provided, however, that such reasonable assistance shall not include in any case the preparation or delivery of an opinion of legal counsel with respect to any Holder’s status as an “affiliate”; provided, further, that upon the request of a Holder, and in Parent’s sole discretion and at Holder’s sole expense, Parent may elect to prepare and deliver such an opinion of legal counsel;

(f)

notify each Holder of Registrable Shares promptly, and, if requested by such Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, and (iii) of the happening of any event during the period that the Registration Statement is in effect, a result of which registration statement or the related prospectus contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or if the Parent receives any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdictions or the initiation of any proceeding for such purpose;

(g)

use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

(h)

cause all Registrable Shares to be listed on the New York Stock Exchange and any securities exchange on which securities of the same class issued by the Company are then so qualified or listed; and

(i)

cooperate and assist in any filings required to be made with the National Association of Securities Dealers.

6.7

Obligations of the Holders.

In connection with the registration of the Registrable Shares, the Holders shall have the following obligations, which obligations shall be several and not joint:

(a)

Prior to the first anticipated filing of the Registration Statement under Section 6.5 hereof, each Holder shall provide Parent with such information as may be required by Section 507 of Regulation S-K of the Securities Act, together with whatever confirmations, information requests, certificates or consents as may reasonably be requested by Parent.

(b)

Each Holder by its acceptance of the Registrable Shares agrees to cooperate with Parent in connection with the preparation of the Registration Statement under Section 6.5 hereof.

(c)

As promptly as practicable after becoming aware of such event, the relevant Holder shall notify Parent of the occurrence of any event, as a result of which the material submitted by such Holder for inclusion in the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)

Each Holder agrees that, following receipt of any notice from Parent of the exercise of the Suspension Right, it shall not dispose of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares and, if so directed by Parent, such Holder shall deliver to Parent (at the expense of Parent) or destroy (and deliver to Parent a certificate of destruction) all copies in such Holder’s possession, of the prospectus, as amended or supplemented, covering such Registrable Shares current at the time of receipt of such notice.

6.8

Tax Free Treatment

.  For purposes of any and all Tax returns or other filings required under the Code or other Applicable Law to be made following the Closing by Parent, the Surviving Entity, the Company or any of their respective affiliates, any and all of such Tax returns and other filings shall consistently treat the transactions contemplated hereunder as a tax-free reorganization pursuant to the provisions of Section 368(a) of the Code and none of Parent, the Surviving Entity, the Company or any of their respective affiliates shall take any position contrary to the foregoing.

6.9

Indemnification of Directors and Officers

.  If the Merger is consummated, then, for a period of six years from the Closing Date, the Surviving Entity (and its successors and assigns) will honor the indemnification, exculpation and advancement of expenses provisions applicable to the present and former officers and directors of the Company (the “Company D&Os”) with respect to acts or omissions occurring on or prior to the Closing Date to the extent provided under written agreements with such individuals, or under the Company’s Amended and Restated Certificate of Incorporation or Bylaws, each as in effect as of this Agreement Date. The provisions of this Section are intended for the benefit of, and shall be enforceable by, each such Company D&O.

6.10

Employees and Contractors.

(a)

Parent shall offer employment to each employee of the Company and its Subsidiaries as of the Closing Date.  The Company shall assist Parent with its efforts to enter into an Offer Letter and a Proprietary Information and Inventions Agreement with each such employee as soon as practicable after the Agreement Date and in any event prior to the Closing Date. With respect to matters described in this Section 6.10, the Company will consult with Parent (and will consider in good faith the advice of Parent) prior to sending any notices or other communication materials to its employees.  Each employee of the Company who is offered and accepts employment with Parent as of the Closing Date shall be referred to as a “Continuing Employee”.

(b)

Parent covenants and agrees that to the extent the existing benefit plans and arrangements provided by the Company to its employees are terminated on or after the Closing Date, such employees shall be entitled to participate in all benefit plans and arrangements which are available and subsequently become available to Parent’s employees (the “Parent Benefit Plans”) on substantially similar terms applicable to employees of Parent who are similarly situated based on levels of responsibility, to the extent permitted by the terms of the applicable Parent Benefit Plans.  Parent shall recognize the prior service with the Company or its Subsidiaries of each of the Continuing Employees for purposes of eligibility under the Parent Benefit Plans, and for Parent Benefit Plans relating to vacation or severance Parent shall recognize such prior service for purposes of determination of benefit levels, to the extent permitted by the terms of, or by the providers for, the applicable Parent Benefit Plans.  Notwithstanding anything herein to the contrary, this Section 6.10 shall not operate to (i) duplicate any benefit provided to any Continuing Employee or to fund any such benefit, (ii) require Parent or its subsidiaries or affiliates or any Parent Benefit Plan or trust related thereto to pay for any benefits that relate to any time period prior to the Continuing Employees’ participation in the Parent Benefit Plans, (iii) require Parent to continue to maintain any employee benefit plan in effect following the Closing Date for Parent’s employees, including the Continuing Employees, or (iv) be construed to mean the employment of the Continuing Employees is not terminable by Parent at will at any time, with or without cause, for any reason or no reason.

6.11

Access to Information

.  Parent shall provide to the Company and its accountants, legal counsel, and other representatives such information concerning the business, finances, properties, products, services and personnel of the Parent as the Company may reasonably request, subject to the terms of the Mutual NDA.

ARTICLE VII
CONDITIONS TO CLOSING OF MERGER

7.1

Conditions to Each Party’s Obligation to Effect the Merger.

The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a)

Governmental Approvals.  Other than the filing of the Certificates of Merger in accordance with the terms of Section 2.4, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority shall have been filed, occurred or been obtained.

(b)

Company Stockholder Approvals.  The Merger and this Agreement shall have been duly and validly approved and adopted, as required by Applicable Law and the Company’s Certificate of Incorporation  and Bylaws, each as in effect on the date of such approval and adoption, by the requisite Stockholder Approval.

(c)

No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the Company Business by Parent after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Authority or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

7.2

Additional Conditions to Obligations of Parent, Interim Sub and Quintum Sub.

The obligations of Parent, Interim Sub and Quintum Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Parent, Interim Sub and Quintum Sub:

(a)

Representations and Warranties.  The representations and warranties of the Company set forth in this Agreement that are qualified by materiality shall be true and correct, and the representation and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

(b)

Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

(c)

Government Consents.  There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken all such other actions by any Governmental Authority or other regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to consummate the Merger.

(d)

Dissenting Stockholders.  Holders of not more than five percent (5%) of the issued and outstanding Company Capital Stock as of the Closing shall have elected to, or continue to have contingent rights to, exercise appraisal rights under Delaware Law as to such shares.

(e)

Stockholder Agreements; Securities Act Compliance.  Parent shall have received a Stockholder Agreement, in the form attached hereto as Exhibit D, or a Voting Agreement, completed and executed by the Company Stockholders listed on Exhibit H attached hereto, or provide other evidence reasonably satisfactory to Parent to establish that each Company Stockholder listed on Exhibit H is an Accredited Company Stockholder or the Parent and the Company have agreed to treat such holder as a Nonaccredited Company Stockholder for purposes of Section 2.2(a)(iii)(B).

(f)

Employment Matters.  The executed Employment and Noncompetition Agreements of each of the persons identified on Exhibit B-1 shall continue to be in full force and effect. No less than  80% of the Company’s employees (including those who executed Employment and Noncompetition Agreements) shall continue to be employed by the Company and shall not have expressed an intention to terminate his or her employment with the Company or to decline to accept employment with Parent.

(g)

Novation, Termination and Amendment of Contracts.  Parent shall have received evidence satisfactory to Parent of (A) the novation or consent to assignment of any Person whose novation or consent to assignment, as the case may be, may be required in connection with the Merger or any other transaction contemplated by this Agreement under the Contracts listed or described on Schedule 7.2(g)(A) hereto, (B) the termination of each of the Contracts listed or described on Schedule 7.2(g)(B) hereto,  (C) the amendment of each of the Contracts listed or described on Schedule 7.2(g)(C) hereto and (D) the consent of, or delivery of notice to, the parties (other than the Company or any Subsidiary) to each of the Contracts listed or described on Schedule 7.2(g)(D) hereto.

(h)

Resignations of Directors and Officers.  The persons holding the positions of a director or officer of the Company or any Subsidiary, in office immediately prior to the First Effective Time, shall have resigned from such positions in writing effective as of the First Effective Time.

(i)

Stockholder Spreadsheet.  Parent shall have received the Stockholder Spreadsheet  which shall accurately set forth, as of the Closing Date, the name of each Person that is the registered owner of any shares of Company Capital Stock and the number and kind of shares so owned by such Person; provided, however, that such receipt shall not be deemed to be an agreement by Parent that the Stockholder Spreadsheet is accurate and shall not diminish Parent ‘s remedies hereunder if the Stockholder Spreadsheet is not accurate.

(j)

Good Standing Certificates.  Parent shall have received a certificate from the Office of the Secretary of State of the States of Delaware, New Jersey and each other state in which the Company is qualified to do business as a foreign corporation certifying that the Company is in good standing and that all applicable taxes and fees of the Company through and including the date of such certificate (which shall be no earlier than two (2) business days prior to the Closing Date) have been paid.  Parent shall have received a certificate from the jurisdiction of incorporation or formation of each of the Subsidiaries, to the extent such a certificate is obtainable from such jurisdictions without unreasonable expense or delay, certifying that each such Subsidiary is in good standing and that all applicable taxes and fees of such Subsidiary through and including the date of such certificate (which shall be no earlier than the Agreement Date) have been paid.

(k)

FIRPTA.  Parent shall have received a properly executed Foreign Investment and Real Property Tax Act of 1980 Notification Letter, in form and substance reasonably satisfactory to Parent , which states that shares of Company Capital Stock do not constitute “United States real property interests” under Section 897(c) of the Code, for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

(l)

Opinion of the Company’s Counsel.  Parent shall have received an opinion satisfactory to Parent dated the Closing Date of Day Pitney LLP, counsel to the Company, as to the matters set forth on Exhibit F.

(m)

Secretary’s Certificate.  Parent shall have received a certificate, dated as of the Closing Date and executed on behalf of the Company by its Secretary, certifying the Company’s (A) Certificate of Incorporation, (B) Bylaws, (C) board resolutions approving the Merger and adopting this Agreement and resolving to recommend this Agreement to the holders of Company Capital Stock, and (D) stockholder resolutions adopting this Agreement and approving the Merger.

(n)

Termination of Company Benefit Arrangements.  Unless otherwise requested by Parent in writing, no less than three (3) Business Days prior to the Closing Date the Company shall provide (A) a true, correct and complete copy of resolutions adopted by the Board of Directors of the Company, certified by the Secretary of the Company, authorizing the termination of each or all of the Company Benefit Arrangements and (B) any amendment reasonably requested by the Parent to the 401(k) Plan, executed by the Company, that is sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the Tax-qualified status of the 401(k) Plan shall be maintained at the time of its termination, with such amendment and termination to be effective on the date immediately preceding the First Effective Time and contingent upon the Closing.

(o)

Termination of Security Interests.  Parent shall have received file stamped copies of executed UCC-2 or UCC-3 termination statements executed by each Person holding a security interest in any assets of the Company or any Subsidiary as of the Closing Date terminating any and all such security interests and evidence reasonably satisfactory to Parent that all Encumbrances on the assets of the Company and its Subsidiaries shall have been released prior to or shall be released simultaneously with the Closing.

(p)

No Litigation.  There is no Action pending against the Company or any Subsidiary (or against any officer, director, employee or agent of the Company or any Subsidiary in their capacity as such or relating to their employment, services or relationship with the Company or any Subsidiary) before any Governmental Authority, arbitrator or mediator, nor to the Knowledge of the Company, has any such Action been threatened, which relates to the Merger or the consummation of the transactions contemplated by this Agreement or that would otherwise be reasonably expected to have a Material Adverse Effect on the Company.

(q)

Absence of Certain Changes.  No Material Adverse Effect related to the Company shall have occurred since the date of this Agreement.

(r)

Amendment to Certificate.  The Certificate of Amendment contemplated in Section 5.13 shall have been filed with the Secretary of State of Delaware and shall continue to be in full force and effect as of the First Effective Time.

(s)

Fiscal Year 2007 Financials.  The Company shall have provided to the Parent its audited financials for the fiscal year ended June 30, 2007.

7.3

Additional Conditions to Obligations of the Company.

The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)

Representations and Warranties.  The representations and warranties of the Parent, Interim Sub and Quintum Sub set forth in this Agreement that are qualified by materiality shall be true and correct, and the representation and warranties of Parent, Interim Sub and Quintum Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and the Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent to such effect.

(b)

Performance of Obligations of Parent, Interim Sub and Quintum Sub.  Parent, Interim Sub and Quintum Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent to such effect.

(c)

Absence of Certain Changes.  No Material Adverse Effect related to the Parent shall have occurred since the date of this Agreement.

(d)

Tax Opinion.  The Company shall have received a legal opinion from Day Pitney LLP (or other firm reasonably acceptable to the Company) that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code in form and substance reasonably satisfactory to the Company and such firm shall have received tax representation certificates from Parent and the Company in form and substance reasonably satisfactory to such firm.

(e)

Good Standing Certificates.  The Company shall have received a certificate from the Office of the Secretary of State of the State of Delaware and California certifying that the Parent is in good standing and that all applicable taxes and fees of the Parent through and including the date of such certificate (which shall be no earlier than two (2) Business Days prior to the Closing Date) have been paid.  The Company shall have received a certificate from the Office of the Secretary of State of the State of Delaware certifying that the Interim Sub and Quintum Sub subsidiary are in good standing and that all applicable taxes and fees of each such subsidiary through and including the date of such certificate (which shall be no earlier than two (2) Business Days prior to the Closing Date) have been paid.

ARTICLE VIII
TERMINATION OF AGREEMENT

8.1

Termination by Mutual Consent.

This Agreement may be terminated at any time prior to the First Effective Time by the mutual written consent of Parent and the Company.

8.2

Unilateral Termination.

(a)

Either Parent or the Company, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or any other material transaction contemplated by this Agreement.

(b)

Either Parent or the Company, by giving written notice to the other, may terminate this Agreement if the Merger shall not have been consummated by 11:59 p.m. Pacific Time on January 31, 2008; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any party whose breach of a representation or warranty or covenant made under this Agreement by such party results in the failure of any condition set forth in Article VII to be fulfilled or satisfied on or before such date.

(c)

Either Parent or the Company, by giving written notice to the other, may terminate this Agreement at any time prior to the First Effective Time if the other has committed a breach of (i) any of its representations and warranties under  Article III or Article IV, as applicable, or (ii) any of its covenants under Article V or Article VI, as applicable, such that if such breach, if not cured on or prior to the Closing Date, it would result in the failure of any of the conditions set forth in Article VII, as applicable, to be fulfilled or satisfied; and such party has not cured such breach within ten (10) Business Days after the party seeking to terminate this Agreement has given the other party written notice of such breach and its intention to terminate this Agreement pursuant to this Section 8.2(c) (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) provided, however, that the right to terminate this Agreement under this Section 8.2(c) shall not be available to a party if the party is at that time in material breach of this Agreement.

(d)

Parent, by giving written notice to the Company, may terminate this Agreement if (i) the Company’s Board of Directors shall have for any reason recommended, endorsed, accepted or agreed to an Alternative Transaction or shall have resolved to do any of the foregoing, or (ii) if an inquiry, offer or proposal for an Alternative Transaction shall have been made and the Company’s Board of Directors in connection therewith does not within five (5) Business Days of Parent’s request to do so reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby and reject such Alternative Transaction.

(e)

Parent, by giving written notice to the Company, may terminate this Agreement at any time prior to such time that the Requisite Company Stockholder Consent is received by the Company and provided to Parent.

(f)

Either Parent or Company, by giving written notice to the other party, may terminate this Agreement if the total number of shares of Parent Common Stock issued in the Merger would exceed 19.9% of the outstanding shares of the Parent as of the Closing and either party after consultation with counsel, reasonably determines that the issuance of Parent Common Stock to reduce the percentage below 19.9% would disqualify the Merger as a plan of reorganization within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations..

8.3

Effect of Termination.

In the event of termination of this Agreement as provided in Section 8.2, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Interim Sub, Quintum Sub or the Company or their respective officers, directors, stockholders, member, managers or affiliates; provided, however, that (i) the provisions of this Section 8.3 (Effect of Termination) and Article X (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party hereto from liability in connection with any material breach of any of such party’s representations, warranties or covenants contained herein.

ARTICLE IX
SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
AND REMEDIES; CONTINUING COVENANTS

9.1

Survival.

(a)

If the Merger is consummated, the representations and warranties of the Company contained in this Agreement, the Company Disclosure Schedule and the certificates of the Company delivered pursuant to Section 7.2 shall survive the Merger and remain in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until the Escrow Expiration Date; provided, however, that no right to indemnification pursuant to Article IX in respect of any claim based upon any failure of a representation or warranty that is set forth in a Notice of Claim delivered prior to the applicable expiration date of such representation or warranty shall be affected by the expiration of such representation or warranty; and provided, further, that such expiration shall not affect the rights of any Parent Indemnified Person under this Article IX or otherwise to seek recovery of Damages arising out of any fraud, willful breach or intentional misrepresentation by the Company until the expiration of the applicable statute of limitations with respect thereto.  If the Merger is consummated, all covenants of the parties (including the covenants set forth in Article V and Article VI) shall expire and be of no further force or effect as of the First Effective Time, except to the extent such covenants provide that they are to be performed after the First Effective Time; provided, however, that no right to indemnification pursuant to Article IX in respect of any claim based upon any breach of a covenant shall be affected by the expiration of such covenant.  If the Merger is consummated, the representations and warranties of Parent, Interim Sub and Quintum Sub contained in this Agreement and the certificates of Parent delivered pursuant to Section 7.3 shall expire and be of no further force or effect as of the Escrow Expiration Date.

(b)

If the Merger is consummated, any claims for indemnification related to the Patent Claim shall survive the First Effective Time and remain in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until the final resolution through a binding settlement or final, non-appealable judgment with respect to the Patent Claim  (“Patent Escrow Expiration Date”).

9.2

Agreement to Indemnify.

(a)

Indemnification by the Company Stockholders. Each Company Stockholder shall severally (based on each such holder’s Pro Rata Share), and not jointly, indemnify and hold harmless Parent and its officers, directors, agents, Representatives, stockholders and employees, and each Person, if any, who controls or may control Parent within the meaning of the Securities Act or the Exchange Act (each hereinafter referred to individually as an “Parent Indemnified Person” and collectively as “Parent Indemnified Persons”) from and against any and all losses, reductions in value, costs, damages, Liabilities and expenses, including reasonable attorneys’ fees, other professionals’ and experts’ fees, costs of investigation and court costs (hereinafter collectively referred to as “Damages”), ~~directly or indirectly~~  arising out of, resulting from or in connection with:

(i)

any failure of any representation or warranty made by the Company in this Agreement or the Company Disclosure Schedule, to be true and correct as of the date of this Agreement and as of the Closing Date (as though such representation or warranty were made as of the Closing Date rather than the date of this Agreement, except in the case of any individual representation and warranty which by its terms speaks only as of a specific date or dates);

(ii)

any failure of any certification, representation or warranty made by the Company pursuant to Section 7.2 to be true and correct as of the date such certificate is delivered to Parent;

(iii)

any breach of or default in connection with any of the covenants or agreements made by the Company in this Agreement;

(iv)

any Company Merger Expenses not otherwise deducted from Total Consideration;

(v)

any inaccuracy in the Stockholder Spreadsheet;

(vi)

 any payments paid with respect to Dissenting Shares to the extent that such payments, in the aggregate, exceed the value of the amounts that otherwise would have been payable pursuant to Section 2.2(a)(iii) upon the exchange of Dissenting Shares;

(vii)

any Action disclosed in the Company Disclosure Schedule; or

(viii)

the Patent Claim.

In determining the amount of any Damages in respect of the failure of any representation or warranty to be true and correct, any materiality standard or qualification (including a Material Adverse Effect qualification) contained in such representation or warranty shall be disregarded.

(b)

Indemnification by the Parent.  Subject to the limits set forth in this Article IX, from and after the Closing, the Parent agrees to indemnify, defend and hold the Company Stockholders and their respective officers, directors, stockholders, employees, agents and representatives (the “Company Indemnified Persons”) harmless from and in respect of any and all Damages that they may incur arising out of or due to (i) any breach of any representation or warranty of the Parent contained in this Agreement; and (ii) any breach of any covenant of the Parent contained in this Agreement; provided that  in no event will the Parent be liable to indemnify the Company Indemnified Persons for money damages in an aggregate amount in excess of the Escrow Amount.

9.3

Limitations.

(a)

If the Merger is consummated, in no event shall the total recovery of the Parent Indemnified Parties for Damages pursuant to Section 9.2 exceed an amount equal to the sum of the Escrow Amount and the Patent Escrow Amount, except in the case of fraud, willful breach or intentional misrepresentation by the Company.

(b)

No indemnification claim may be made pursuant to this Article IX until the Parent Indemnified Persons have Damages of $100,000 (the “Deductible”), after which Parent shall be indemnified for all Damages up to the Escrow Amount and/or Patent Escrow Amount, as applicable, in excess of the Deductible; provided, however, that the Deductible shall not apply to Damages pursuant to Sections 9.2(a)(iv) through Section 9.2(a)(viii) or in the case of fraud, willful breach or intentional misrepresentation by the Company.

(c)

Except with respect to: (i) fraud, intentional misrepresentation or willful breach; or (ii) any equitable remedy, including a preliminary or permanent injunction or specific performance, the sole and exclusive remedy of Parent Indemnified Persons and Company Indemnified Persons for damages for any matters relating to this Agreement and any certificate or instrument delivered pursuant hereto shall be the rights to indemnification set forth in this Article IX.

(d)

With respect to any Damages related to the Patent Claim, the Parent Indemnified Parties shall first recover such Damages from the Patent Escrow Amount and then from the Escrow Amount if the Patent Escrow Amount is not sufficient to pay all Damages related to the Patent Claim.  Notwithstanding anything to the contrary in this Agreement, any Damages arising under Sections 9.2(a)(i) through (vii) shall be recoverable solely from the Escrow Amount, and Parent shall not be entitled to recover Damages from the Patent Escrow Amount except as a result of Damages resulting from the Patent Claim.

(e)

In the event any Damages related to a claim by Parent under this Agreement are covered by any of the Company’s insurance policies, Buyer agrees to use commercially reasonable efforts (which shall not include the commencement of litigation) to seek recovery under such insurance and the amount of Damages incurred by Parent for purposes of this Agreement shall be reduced by the amount Parent recovers from any insurer (net of any costs of collecting such insurance payment, including the amount of any co-payment or deductible and less that portion of any premium increase in the next policy period of the applicable insurance policy or replacement insurance policy that results directly from the assertion of such claim, as determined by correspondence from the insurance carrier or insurance broker to Parent, a copy which shall have been provided to the Representative); provided that the filing of a claim with any insurer for such Damages shall not delay (or prior to receipt of an amount from an insurer, reduce) any payment due to Parent under this Article IX.

9.4

Notice of Claim.

(a)

As used herein, the term “Claim” means a claim for indemnification under this Article IX.

(b)

Parent or the Representative may give notice of a Claim under this Agreement, for Damages incurred by any Parent Indemnified Person or Company Indemnified Persons, as applicable. The Parent or the Representative, as applicable, shall give written notice of a Claim (a “Notice of Claim”) with respect to the Parent Indemnified Persons, executed by an officer of Parent and delivered to the Representative, and with respect to the Company Indemnified Persons, executed by the Representative and delivered to the Parent, in each case after Parent or the Representative becomes aware of the existence of any potential claim by for indemnification under this Article IX, arising from or relating to:

(i)

Any matter specified in Section 9.2; or

(ii)

the assertion, whether orally or in writing, against Parent or any other Parent Indemnified Person or any Company Indemnified Persons of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against Parent or such other Parent Indemnified Person or any Company Indemnified Persons, as applicable, (in each such case, a “Third-Party Claim”) that is based on, arises out of or relates to any matter specified in Section 9.2.

(c)

The period during which claims may be initiated (the “Claims Period”) for indemnification from the Escrow Amount shall commence at the First Effective Time and terminate on the Escrow Expiration Date;  provided, further,  that the Claims Period for indemnification from and against Damages arising out of, resulting from or in connection with the Patent Claim shall commence at the First Effective Time (regardless of whether or not the Parent has provided a Notice of Claim with respect to the Patent Claim) and terminate upon the Patent Escrow Expiration Date.  Notwithstanding anything contained herein to the contrary, any Claims for Damages related to the Patent Claim and any other Claims specified in any Notice of Claim delivered to the Representative prior to expiration of the applicable Claims Period with respect to facts and circumstances existing prior to expiration of the applicable Claims Period shall remain outstanding until such Claims for Damages have been resolved or satisfied, notwithstanding the expiration of such Claims Period.  Until the expiration of the applicable Claims Period, no delay on the part of Parent in giving the Representative a Notice of Claim shall relieve the Company Stockholders from any of its obligations under this Article IX unless (and then only to the extent that) the Company Stockholders are materially prejudiced thereby.

9.5

Defense of Third-Party Claims.

(a)

In the event any Parent Indemnified Persons may be entitled to indemnification under this Article 9 based upon any Third Party Claim, Parent  agrees to promptly provide to the Representative the Notice of Claim with respect to such Third Party Claim, provided however that (i) the failure to give any such notification will not affect the indemnification obligations of the Parent Indemnified Persons hereunder except to the extent the Parent Indemnified Persons have been actually prejudiced as a result of such failure, and (ii) as to the Actions disclosed in the Company Disclosure Schedule, such notice shall be deemed delivered by Parent to the Representative effective upon the Closing with no further action by Parent.     The Representative shall have the right, upon written notice to Parent (the “Defense Notice”) within thirty (30) days of its receipt from Parent of the Notice of Claim, to assume the defense of such Third Party Claim, on behalf of all Company Stockholders, with counsel selected by the Representative and reasonably satisfactory to Parent, provided that prior to such assumption, the Representative, on behalf of the Company Stockholders immediately prior to the First Effective Time, unconditionally and irrevocably acknowledge in writing their obligation to indemnify the Parent Indemnified Persons in connection with any Damages arising from the Third Party Claim (subject to the limitations set forth in this Article IX).  In the event that the Representative assumes the defense of such Third Party Claim, (i) Parent and the Company Stockholders will cooperate with and make available to the Representative such assistance, personnel, witnesses and materials as the Representative may reasonably request with the expenses to come from the Escrow Amount, and (ii) Parent shall have the right to participate in the defense assisted by counsel of its own choosing at Parent’s expense, provided that if the Representative is not diligently conducting such defense or, in Parent’s reasonable judgment (based on advice of counsel) a conflict of interest exists in respect of such Third Party Claim, the reasonable fees and expenses of Parent’s separate counsel shall be paid out of the Escrow Amount.  Notwithstanding the foregoing, the Representative shall not have the right to assume the defense of such Third Party Claim if after consultation with counsel Parent determines that such Third Party Claim could reasonably be expected to result in money Damages in excess of the Escrow Amount or the imposition of any equitable remedy (including a preliminary or permanent injunction or specific performance), grant of license rights or other non-monetary Claim. The Representative shall not consent to any settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Parent, such consent not to be unreasonably withheld; provided that Parent may withhold consent at its discretion as to any settlement that would include any of the kinds of remedies set forth in the immediately preceding sentence.

(b)

In the event any Company Indemnified Persons may be entitled to indemnification under this Article 9 based upon any Third Party Claim, the Representative shall provide the Parent a Notice of Claim promptly, provided however that failure to give any such notification will not affect the indemnification obligations of the Company Indemnified Persons hereunder except to the extent the Company Indemnified Persons have been actually prejudiced as a result of such failure.  The Parent shall have the right, upon written notice to the Representative within thirty (30) days of its receipt from the Representative of the Claim Notice, to assume the defense of such Third Party Claim,  with counsel selected by the Parent and reasonably satisfactory to the Representative.  In the event that the Parent assumes the defense of such Third Party Claim, the Representative shall have the right to participate in the defense assisted by counsel of its own choosing at the Representative’s expense, provided that if the Parent is not diligently conducting such defense or, in the Representative’s reasonable judgment (based on advice of counsel) a conflict of interest exists in respect of such Third Party Claim, the reasonable fees and expenses of the Representative’s separate counsel shall be paid by the Parent, subject to the limitations set forth in this Article IX.  Parent shall not consent to any settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Representative, such consent not to be unreasonably withheld.

9.6

Contents of Notice of Claim.

Each Notice of Claim by Parent or the Representative given pursuant to Section 9.4 shall contain the following information:

(a)

that Parent or another Parent Indemnified Person or the Company Indemnified Persons has directly or indirectly incurred, paid or properly accrued or, in good faith, believes it shall have to directly or indirectly incur, pay or accrue, Damages in an aggregate stated amount arising from such Claim (which amount may be an estimated amount and may include an amount of Damages that, after consultation with counsel, Parent determines could reasonably be expected to result from the facts giving rise to such Claim with respect to an action brought against any Parent Indemnified Person or Company Indemnified Persons under this Article IX); and

(b)

a brief description, in reasonable detail (to the extent reasonably available to Parent or the Representative), of the facts, circumstances or events giving rise to the alleged Damages based on good faith belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available to Parent or the Representative) and copies of any formal demand or complaint, the amount of Damages (to the extent known), or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

9.7

Resolution of Notice of Claim.

Each Notice of Claim given by Parent or the Representative shall be resolved as follows:

(a)

If the Representative shall have consented in writing, on behalf of all Company Stockholders, to the recovery by the Parent Indemnified Person of the full amount of Damages specified in the Notice of Claim in accordance with this Article IX, then Parent shall be entitled to deduct from the Escrow Amount the amount set forth in the Notice of Claim.  For purposes of deductions from the Escrow Amount pursuant to this Article IX, the Parent Common Stock shall be valued at the Average Parent Stock Price as defined with respect to such source of remedy regardless of the actual trading price of the Parent Common Stock on the date of such deduction. If the Parent shall have consented in writing to the recovery by the Company Indemnified Persons of the full amount of Damages specified in the Notice of Claim in accordance with this Article IX, then the Parent shall pay as soon as reasonably practicable the full amount of Damages set forth in the Notice of Claim.

(b)

If the Representative shall not have consented in writing, on behalf of all Company Stockholders, to the recovery by the Parent Indemnified Person of the full amount of Damages specified in the Notice of Claim in accordance with this Article IX within the ten (10) Business Days after a Notice of Claim is received by the Representative or the Parent shall not have consented in writing to the recovery by the Company Indemnified Persons of the full amount of Damages specified in the Notice of Claim in accordance with this Article IX within the ten (10) Business Days after a Notice of Claim is received by the Parent, then Parent and the Representative shall attempt in good faith for thirty (30) Business Days thereafter to resolve such objection.  If Parent and the Representative shall so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

(c)

If no such agreement can be reached after good faith negotiation, either Parent or the Representative may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators.  Within fifteen (15) days after such written notice is sent, Parent (on the one hand) and the Representative (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator.  In the event either party fails to name an arbitrator within the time specified herein, the matter may be determined by a single arbitrator named by the American Arbitration Association at the request of the party who did name an arbitrator.  The decision of the arbitrators as to the validity and amount of any claim in any disputed Notice of Claim shall be binding and conclusive upon the parties to this Agreement, and Parent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Amount and/or Patent Escrow Amount in accordance with such decision.

(d)

Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.  Any such arbitration shall be held in Washington D.C. under the commercial rules then in effect of the American Arbitration Association.

9.8

Release of Remaining Escrow.

(a)

Within fifteen (15) Business Days following the Escrow Expiration Date, Escrow Agent shall, pursuant to the Escrow Agreement, deliver to the Company Stockholders at the address set forth in their respective Letters of Transmittal or as otherwise provided to the Escrow Agent all of the remaining Escrow Amount (if any) in excess of any portion of the Escrow Amount that is necessary to satisfy all unresolved, unsatisfied or disputed claims for Damages specified in any Notice of Claim delivered to the Representative before the Escrow Expiration Date.  If any Claims are unresolved, unsatisfied or disputed as of the expiration of the Claims Period, then the Escrow Amount shall not terminate as to the disputed amount and the Escrow Agent shall retain possession and custody of that portion of the Escrow Amount that equals the total maximum amount of Damages then being claimed by Parent Indemnified Persons in all such unresolved, unsatisfied or disputed Claims.  Once such Claims have been resolved, the Escrow Agreement shall be terminated, the Escrow Amount shall be liquidated and the Escrow Agent shall deliver to the Company Stockholders all of the remaining Escrow Amount (if any) not required to satisfy such Claims.

(b)

Within fifteen (15) Business Days following the Patent Escrow Expiration Date, Escrow Agent shall, pursuant to the Escrow Agreement, deliver to the Company Stockholders at the address set forth in their respective Letters of Transmittal or as otherwise provided to the Escrow Agent all of the remaining Patent Escrow Amount (if any) after payment of all Damages related to the Patent Claim.

9.9

Tax Consequences of Indemnification Payments

.  All payments (if any) made to an Parent Indemnified Person pursuant to any indemnification obligations under this Article IX will be treated as adjustments to the purchase price for tax purposes and such agreed treatment will govern for purposes of this Agreement, unless otherwise required by law.

9.10

Appointment of Representative.

(a)

By voting in favor of the Merger or participating in the Merger and accepting the benefits thereof, each Company Stockholder shall be deemed to have approved the designation of and designates the Representative as the representative of the Company Stockholders and as the attorney-in-fact and agent for and on behalf of each Company Stockholder with respect to claims for indemnification under this Article IX, and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including the exercise of the power to:  (a) give and receive notices and communications to or from Parent (on behalf of itself of any other Parent Indemnified Person) and/or the Escrow Agent relating to this Agreement, the Escrow Agreement or any of the transactions and other matters contemplated hereby or thereby (except to the extent that this Agreement expressly contemplates that any such notice or communication shall be given or received by such holders individually); (b) authorize the release or delivery to Parent of all or a portion of the Escrow Amount and Patent Escrow Amount  in satisfaction of indemnification claims by Parent or any other Parent Indemnified Person pursuant to this Article IX (including by not objecting to such claims); (c) agree to, object to, negotiate, resolve, enter into settlements and compromises of, demand arbitration or litigation of, and comply with orders of arbitrators or courts with respect to, (i) indemnification claims by Parent or any other Parent Indemnified Person pursuant to this Article IX or (ii) any dispute between any Parent Indemnified Person and any such holder, in each case relating to this Agreement; and (d) take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing.  The Representative shall have authority and power to act on behalf of each Company Stockholder with respect to the disposition, settlement or other handling of all claims under this Article IX and all rights or obligations arising under this Article IX.  The Company Stockholders shall be bound by all actions taken and documents executed by the Representative in connection with  this Article IX, and Parent and other Parent Indemnified Persons shall be entitled to rely on any action or decision of the Representative. The individual serving as the Representative may be replaced from time to time by the holders of a majority in interest of the Escrow Amount then on deposit with Parent upon not less than ten days prior written notice to Parent.  No bond shall be required of the Representative, and the Representative shall receive no compensation for his services.  Notices or communications to or from the Representative shall constitute notice to or from each of the Company Stockholders.

(b)

In performing the functions specified in this Agreement, the Representative shall not be liable to any Company Stockholder in the absence of gross negligence or willful misconduct on the part of the Representative.  Each Company Stockholder shall severally (based on each such holder’s Pro Rata Share), and not jointly, indemnify and hold harmless the Representative from and against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder, including any out-of-pocket costs and expenses and legal fees and other legal costs reasonably incurred by the Representative.  If not paid directly to the Representative by the Company Stockholders, such losses, liabilities or expenses may be recovered by the Representative from Escrow Amount otherwise distributable to the Company Stockholders (and not distributed or distributable to any Parent Indemnified Person or subject to a pending indemnification claim of any Parent Indemnified Person) following the Escrow Expiration Date pursuant to the terms hereof and of the Escrow Agreement, at the time of distribution, and such recovery will be made from the Company Stockholders according to their respective Pro Rata Shares.

ARTICLE X
MISCELLANEOUS

10.1

Governing Law

.  The internal laws of the State of Delaware, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.  Subject to Section 9.7(c), which provides for arbitration of certain disputes, the parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located within the State of Delaware, solely with respect to the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceedings for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.9 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.  With respect to any particular action, suit or proceeding, venue shall lie solely in the State of Delaware.

10.2

Assignment; Binding Upon Successors and Assigns

.  This Agreement shall inure to the benefit of the successors and assigns of Parent, including any successor to, or assignee of, all or substantially all of the business and assets of Parent.  Except as set forth in the preceding sentence, no party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Any assignment in violation of this provision shall be void.

10.3

Severability

.  If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

10.4

Counterparts

.  This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any party whose signature appears thereon and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories.

10.5

Other Remedies

.  Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any State having jurisdiction.

10.6

Amendments and Waivers

.  Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby.  The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.  This Agreement may be amended by the parties hereto as provided in this Section 10.6 at any time before or after adoption of this Agreement by the Company Stockholders, but, after such adoption, no amendment shall be made which by Applicable Law requires the further approval of the Company Stockholders without obtaining such further approval.  At any time prior to the First Effective Time, each of Company and Parent, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for its benefit contained herein.  No such waiver or extension shall be effective unless signed in writing by the party against whom such waiver or extension is asserted.  The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

10.7

Expenses

.  Except as expressly provided otherwise herein, whether or not the Merger is successfully consummated, each party shall bear its respective legal, accountants, and financial advisory fees and other expenses incurred with respect to this Agreement, the Merger and the transactions contemplated hereby.

10.8

Attorneys’ Fees

.  Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including costs, expenses and fees on any appeal).  The prevailing party shall be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

10.9

Notices

.  All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, or sent by nationally recognized express courier service.  Such notices and other communications shall be effective upon receipt to the addresses listed below, or such other addresses as any party may notify the other parties in accordance with this Section 10.9.  Such notices and communications may alternatively be sent by email, but in such case shall be effective only if and when a reply email from an authorized officer of the recipient is obtained by the sender, and such reply email specifically acknowledges effective receipt pursuant to this Section 10.9.

If to Parent, Interim Sub or Quintum Sub:

Network Equipment Technologies, Inc.
6900 Paseo Padre Parkway
Fremont, California 94555,

Attention:  General Counsel
Fax No.:  (510) 574-4000

with further copy to:

Heller Ehrman LLP
333 Bush Street
San Francisco, CA 94104-2878
Attention: Timothy Hoxie
Fax No.:  (415) 772-6268

If to the Company:

Quintum Technologies, Inc.
71 James Way
Eatontown, NJ 07724
Attention:  Chief Executive Officer
Fax No.:  (732) 544-9119

with a copy to:

Day Pitney LLP
P.O. Box 1945
Morristown, NJ 07962-1945
Attention:  Michael T. Rave
Fax No.:  (973) 966-1015

If to the Representative:

Cheng T. Chen
c/o Quintum Technologies, Inc.
71 James Way
Eatontown, NJ 07724
Fax No.:  (732) 544-9119

10.10

Interpretation; Rules of Construction

.  When a reference is made in this Agreement to Exhibits, Sections or Articles, such reference shall be to an Exhibit to, Section of or Article of this Agreement, respectively, unless otherwise indicated.  The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

10.11

Third Party Beneficiary Rights

.  No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, affiliate, stockholder, partner or any party hereto or any other Person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement, except that Article IX is intended to benefit the Parent Indemnified Persons.

10.12

Public Announcement

.  Following the date hereof, Parent may issue such press releases, and make such other public disclosures regarding the Merger, as it determines are required or deems appropriate; provided that for any such press releases or public disclosures prior to the First Effective Time, Parent shall provide a copy of such press release or public disclosure to the Company for its review and comment prior to its pubic disclosure.  The Company and Parent each confirm that they have entered into the Mutual NDA and that, subject to the preceding sentence, they are each bound by, and shall abide by, the provisions of such Mutual NDA; provided, however, that Parent shall not be bound by such Mutual NDA after the Closing.  If this Agreement is terminated, the Mutual NDA shall remain in full force and effect, and all copies of documents containing confidential information of a disclosing party shall be returned by the receiving party to the disclosing party or be destroyed, as provided in the Mutual NDA.

10.13

Entire Agreement

.  This Agreement, the exhibits and schedules hereto, the Company Ancillary Agreements, the Parent Ancillary Agreements and the Merger Sub Ancillary Agreements constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Mutual NDA.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

10.14

Waiver of Jury Trial

.  EACH OF PARENT , INTERIM SUB, QUINTUM SUB, THE COMPANY AND THE REPRESENTATIVE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, INTERIM SUB OR QUINTUM SUB, THE COMPANY AND THE REPRESENTATIVE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

NETWORK EQUIPMENT TECHNOLOGIES, INC.

QUINTUM TECHNOLOGIES, INC.

By:

By:

Name:

Name:

Title:

Title:

SIBLEY ACQUISITION CORP.

REPRESENTATIVE

By:

______________________________________

(as Representative for purposes of Article IX)

Name:

Title:

QUINTUM LLC

By:

Name:

Title:

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]